UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 14a-12
KING PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 28, 2005
To the Shareholders of King Pharmaceuticals, Inc.
      You are cordially invited to attend the annual meeting of shareholders of King Pharmaceuticals, Inc., to be held on Tuesday, May 31, 2005 at 2:00 p.m., Eastern Daylight Time, at Embassy Suites Hotel and Conference Center, Raleigh Durham/Research Triangle Park East, 201 Harrison Oaks Boulevard, Cary, North Carolina 27513. At the meeting, you will be asked to:

•	elect three Class I directors to serve until the 2008 annual meeting of shareholders and two Class III directors to serve until the 2007 annual meeting of shareholders;

•	consider and approve the King Pharmaceuticals, Inc. Incentive Plan as described in the accompanying proxy statement; and

•	consider and act upon any other matters which properly come before the annual meeting or any adjournment of the meeting.
      In connection with the meeting, we are sending you a notice of the annual meeting of shareholders, a proxy statement, a form of proxy and an admission ticket. These materials are enclosed.
      Your vote is very important. You can vote by signing, dating and returning the enclosed proxy card. Also, registered and most beneficial shareholders may vote by telephone or through the Internet. Instructions for using these convenient services are set forth on the enclosed proxy. I urge you to vote as soon as possible.
      Detailed information relating to King’s activities and operating performance during 2004 is contained in our annual report. The annual report is being mailed to you with this proxy statement but is not a part of the proxy soliciting material. If you have not received or do not have access to the 2004 Annual Report, please notify our Corporate Affairs Department by mail at 501 Fifth Street, Bristol, Tennessee 37620 or by telephone at (423) 989-8711.

Very truly yours,

Ted G. Wood
Non-Executive Chairman of the Board

Notice of Annual Meeting of Shareholders
Proxy Statement for 2005 Annual Meeting of Shareholders
Information about the Annual Meeting
The Proposals
Proposal 1 -- Election of Directors
Nominees for Election as Class I Directors
Nominees for Election as Class III Directors
Incumbent Directors -- Class II
Information about the Board of Directors
Proposal 2 -- Adoption and Approval of the Incentive Plan
Report of the Audit Committee of the Board of Directors
Audit Fees
King Stock Ownership
Executive Compensation
SUMMARY COMPENSATION TABLE
OPTIONS/ SARS GRANTED IN LAST FISCAL YEAR
AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/ SAR VALUES
EQUITY COMPENSATION PLAN INFORMATION
Compensation Committee Interlocks and Insider Participation
Report of the Compensation and Human Resources Committee on Executive Compensation
Performance Graph
Section 16(a) Beneficial Ownership Reporting Compliance
Certain Relationships and Related Transactions
Other Matters
APPENDIX A
Appendix B

King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, Tennessee 37620
Notice of Annual Meeting of Shareholders
To Be Held May 31, 2005
       The annual meeting of shareholders of King Pharmaceuticals, Inc. will be held on May 31, 2005 at 2:00 p.m., Eastern Daylight Time, at Embassy Suites Hotel and Conference Center, Raleigh Durham/Research Triangle Park East, 201 Harrison Oaks Boulevard, Cary, North Carolina 27513 for the following purposes:

1. Election of Directors. To elect three Class I directors to serve until the 2008 annual meeting of shareholders and two Class III directors to serve until the 2007 annual meeting of shareholders.

2. Approval of the Incentive Plan. To consider and approve the King Pharmaceuticals, Inc. Incentive Plan as described in the accompanying proxy statement.

3. Other Business. To transact such other business as may properly come before the meeting or any adjournment of the meeting.
      Only those shareholders of record at the close of business on March 28, 2005 are entitled to notice of, and to vote at, the annual meeting and any adjournment thereof. On that day, 241,728,419 shares of common stock were outstanding. Each share entitles the holder to one vote.
      We have enclosed with this notice a proxy statement, a form of proxy and an admission ticket. We have also enclosed a copy of our 2004 Annual Report, which is not part of the proxy solicitation material.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Lattanzi
Secretary
April 28, 2005
YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the meeting, please mark, sign, and date your proxy card and return it promptly in the enclosed envelope. Registered and most beneficial shareholders may also vote via telephone or through the Internet.
TICKET REQUIRED FOR ADMISSION
If you wish to attend the shareholders’ meeting, you will be required to present the admission ticket enclosed with these proxy materials. The ticket entitles you and one guest to attend the meeting. You and any guest will also be required to present valid photographic identification in order to enter the meeting.

King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, Tennessee 37620
Proxy Statement
for 2005 Annual Meeting of Shareholders
       Your vote is very important. If you are not able to attend the annual meeting of shareholders, the Board of Directors is requesting that you allow your common stock to be represented at the meeting by the proxies named on the enclosed proxy card. This proxy statement, the form of proxy and the annual report are being sent to you in connection with this request and are being mailed to all shareholders beginning on or about April 28, 2005.
Information about the Annual Meeting
When is the annual meeting?
      Tuesday, May 31, 2005, 2:00 p.m. Eastern Daylight Time.
Where will the annual meeting be held?
      Embassy Suites Hotel and Conference Center, Raleigh Durham/Research Triangle Park East, 201 Harrison Oaks Boulevard, Cary, North Carolina 27513.
What items will be voted upon at the meeting?
      You will be voting on the following matters:

1. Election of Directors. To elect three Class I directors to serve until the 2008 annual meeting of shareholders and two Class III directors to serve until the 2007 annual meeting of shareholders.

2. Approval of the Incentive Plan. To consider and approve the King Pharmaceuticals, Inc. Incentive Plan as described in more detail below.

3. Other Business. To transact such other business as may properly come before the meeting or any adjournment of the meeting.
Who can vote?
      You are entitled to vote your common stock if our records show that you held your shares as of the close of business on the record date, March 28, 2005. Each shareholder is entitled to one vote for each share of common stock held on that date. On the record date, there were 241,728,419 shares of common stock outstanding and entitled to vote.
How do I vote by proxy?
      You may choose one of the following ways to vote:
      Vote by Internet: Registered and most beneficial shareholders may vote using the Internet site listed on the proxy card. This site will give you the opportunity to make your selections and confirm that your instructions have been followed. Internet voting procedures authenticate your identity by use of a unique control number found on the enclosed proxy card. To vote through the Internet, you must subscribe to one of the various commercial services that offers access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by you. King does not charge any separate fees for access to this web site. If you vote via the Internet, you do not need to return your proxy card.

      Vote by Telephone: Registered and most beneficial shareholders can also vote by telephone by calling the toll-free number (available for calls originating in the United States and Canada) listed on the proxy card. To vote, enter the control number listed on your proxy card and follow the simple recorded instructions. If you vote by telephone, you do not need to return your proxy card.
      Vote by Mail: If you choose to vote by mail, simply mark your proxy card, and then sign, date and return it in the envelope provided.
      If you choose to cast your vote over the Internet or by telephone, you must do so before 11:59 p.m., Eastern Daylight Time, on May 30, 2005, the day before the annual meeting. Votes submitted by mail must be received prior to the annual meeting.
      Shareholders who hold their shares beneficially in street name through a nominee (such as a broker) may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.
What are my voting options?
      For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. Regarding the approval of the Incentive Plan, you may vote “For” or “Against” or you may “Abstain” from voting.
What are the Board’s recommendations?
      The Board recommends that you vote

•	“For” the election of all of our nominees for director, and

•	“For” the approval of the Incentive Plan.
      If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them according to the recommendations of the Board, described above.
      If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with the recommendations of management.
How do I change or revoke my proxy?
      You can change or revoke your proxy at any time before it is voted at the annual meeting by:

(1) submitting another proxy in writing, by telephone or by the Internet as of a more recent date than that of the proxy first given;

(2) attending the annual meeting and voting in person; or

(3) sending written notice of revocation to our Corporate Secretary, James R. Lattanzi, at 501 Fifth Street, Bristol, Tennessee 37620.
      If you choose to change or revoke your vote over the Internet or by telephone, you must do so before 11:59 p.m., Eastern Daylight Time, on May 30, 2005, the day before the annual meeting. Changes or revocations submitted by mail must be received prior to the annual meeting.
How many votes are required?
      If a quorum is present at the annual meeting,

•	the director nominees will be elected by a plurality of the votes cast in person or by proxy at the meeting,

•	the adoption and approval of the Incentive Plan will require the affirmative vote of a majority of the shares of common stock present or represented by proxy at the meeting, and

•	the approval of other matters submitted to the shareholders will require the affirmative vote of a majority of the shares of common stock present or represented by proxy at the meeting.
What constitutes a “quorum” for the meeting?
      A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the meeting for purposes of determining a quorum. However, abstentions and broker non-votes do not count in the voting results. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary authority for that item and has not received instructions from the owner of the shares.
Who pays for the solicitation of proxies?
      We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to solicitation by mail, regular employees of King and paid solicitors may make solicitations personally and by telephone or otherwise. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies. We have retained Georgeson Shareholder Communications, Inc. to assist in the solicitation for a fee of approximately $7,500 plus reasonable out-of-pocket expenses.
When are 2006 shareholder proposals due?
      Proposals by shareholders to be considered for inclusion in the proxy materials solicited by the directors for the annual meeting in 2006 must be received by the Corporate Secretary, 501 Fifth Street, Bristol, Tennessee 37620, no later than December 30, 2005. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must also comply with Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934, as amended. Shareholder proposals not submitted for inclusion in the board of directors’ proxy statement but which are received on or prior to March 14, 2006 may be eligible to be presented at the meeting. Shareholder proposals which are received after March 14, 2006 will be considered untimely. Accordingly, the Chairman may exclude the proposal from consideration or, if the proposal is considered, the proxies may exercise their discretion and vote on these matters in a manner they determine to be appropriate.
The Proposals
Proposal 1 — Election of Directors
      The Board has nominated R. Charles Moyer, D. Greg Rooker and Ted G. Wood to serve as Class I directors, and Gregory D. Jordan and Brian A. Markison to serve as Class III directors. We do not anticipate that any of these nominees will be unavailable for election but, if such a situation arises, the proxy will be voted in accordance with the recommendations of management unless you have directed otherwise. The remaining members of the Board, listed below, will continue as members of the Board until their respective terms expire, as indicated below, or until they resign or are removed.
      Information about the persons nominated to be directors and the remaining members of the Board is provided below. Shares of common stock represented by proxy cards returned to us will be voted for the nominees listed below unless you specify otherwise.
Nominees for Election as Class I Directors
(Term expected to expire in 2008)
      R. Charles Moyer, Ph.D., age 59, has served as a director since December 2000. Dr. Moyer presently serves as Dean of the College of Business and Public Administration at the University of Louisville. He is Dean Emeritus of the Babcock Graduate School of Management at Wake Forest University, having served as Dean from 1996 until his retirement from this position in August 2003, and as a professor from 1988 until 2005. Dr. Moyer held the GMAC Insurance Chair in Finance at Wake Forest University. Prior to joining the faculty at Wake Forest in 1988, Dr. Moyer was Finance Department Chairman at Texas Tech University. Dr. Moyer earned his Doctorate in Finance and Managerial Economics from the University of Pittsburgh in 1971, his Master of Business Administration from the University of Pittsburgh in 1968, and his Bachelor of Arts degree in Economics from Howard University in 1967.
      D. Greg Rooker, age 57, has served as a director since October 1997. Mr. Rooker is the former owner and President of Family Community Newspapers of Southwest Virginia, Inc., Wytheville, Virginia, which consists of six community newspapers and a national monthly motor sports magazine. He is a co-founder of The Jason Foundation and Brain Injury Services of SWVA, Inc., each a non-profit organization providing services to brain injury survivors. Mr. Rooker serves as Secretary/Treasurer of The Jason Foundation and as President of Brain Injury Services of SWVA, Inc. Mr. Rooker graduated from Northwestern University with a degree in Journalism in 1969.
      Ted G. Wood, age 67, has served as a director since August 2003, and as Non-Executive Chairman of the Board since May 2004. Mr. Wood is retired from The United Company in Bristol, Virginia, where he served as Vice Chairman from January 2003 until August 2003. Prior to that, he served as President of the United Operating Companies from 1998 to 2002. Mr. Wood served as a director of King from April 1997 to May 2000. From 1992 to 1993, he was President of Boehringer Mannheim Pharmaceutical Corporation in Rockville, Maryland. From 1993 to 1994, he was President of KV Pharmaceutical Company in St. Louis, Missouri. From 1975 to 1991, he was employed by SmithKline Beecham Corporation where he served as President of Beecham Laboratories from 1988 to 1989 and Executive Vice President of SmithKline from 1990 to 1991. Mr. Wood is also a member of the board of directors of Pozen, Inc., a publicly-held corporation. He graduated from the University of Kentucky with a Bachelor of Science degree in Commerce in 1960. In 1986 he completed the Advanced Management Program at Harvard University.
Nominees for Election as Class III Directors
(Term expected to expire in 2007)
      Gregory D. Jordan, Ph.D., age 53, has served as a director since June 2001. He has served as President of King College in Bristol, Tennessee since 1997, having joined the King College faculty in 1980. He received his Bachelor of Arts degree from Belhaven College in 1973; his Masters of Arts and Divinity degrees from Trinity Evangelical Divinity School in 1976 and 1977, respectively; his Doctorate in Hebraic and Cognate Studies from Hebrew Union College Jewish Institute of Religion in 1987; and his Masters of Business Administration from the Babcock Graduate School of Management at Wake Forest University in 2004.
      Brian A. Markison, age 45, has served as President and Chief Executive Officer and as a director since July 2004. He had served as Chief Operating Officer since March 2004. Prior to joining King, Mr. Markison had served in various positions with Bristol-Myers Squibb since 1982. From 2001 until he joined King, he served as President of Bristol-Myers Squibb’s Oncology, Virology and Oncology Therapeutics Network businesses. Between 1998 and 2001, he served variously as Senior Vice President, Neuroscience/Infectious Disease; President, Neuroscience/Infectious Disease/Dermatology; and Vice President, Operational Excellence and Productivity. He previously served in various positions with Bristol-Myers Squibb relating to marketing and sales. Mr. Markison graduated from Iona College in 1982 with a Bachelor of Science degree.
     Election of directors requires the affirmative vote of the holders of a plurality of the shares of common stock represented at the annual meeting.
     The Board recommends a vote “FOR” each of the nominees listed above.

Incumbent Directors — Class II
(Term expected to expire in 2006)
      Earnest W. Deavenport, Jr., age 67, has served as a director since May 2000. He was formerly Chairman of the Board and Chief Executive Officer of Eastman Chemical Company, Kingsport, Tennessee, where he had served in various capacities since 1960. He was Chairman of the National Association of Manufacturers in 1998 and is currently a member of the National Academy of Engineering. Mr. Deavenport is also a member of the boards of directors of Acuity Brands, Inc., AmSouth Bancorporation and Theragenics Corporation, each a publicly-held corporation. Mr. Deavenport graduated from the Massachusetts Institute of Technology with a Master of Science degree in Management in 1985 and from Mississippi State University with a Bachelor of Science degree in Chemical Engineering in 1960.
      Elizabeth M. Greetham, age 55, has served as a director since November 2003. She presently serves as Chief Executive Officer and President of ACCL Financial Consultants Ltd. From 1998 until 2004 she served as a director of DrugAbuse Sciences, Inc. and served as its Chief Executive Officer from August 2000 until 2004. Ms. Greetham previously served as the Chief Financial Officer and Senior Vice President, Business Development from April 1999 to August 2000. Prior to joining DrugAbuse Sciences, Inc., Ms. Greetham was a portfolio manager with Weiss, Peck & Greer, an institutional investment management firm, where she managed the WPG Life Sciences Funds, L.P., which invests in select biotechnology stocks. Prior to that she was a consultant to F. Eberstadt & Co. In total, Ms. Greetham has over 25 years of experience as a portfolio manager and health care analyst in the United States and Europe. She is a member of the boards of directors of Guilford Pharmaceuticals Inc. and Stressgen Biotechnologies Corporation, each a publicly-held corporation. Ms. Greetham earned a Master of Arts (Honours) degree in Economics from the University of Edinburgh, Scotland in 1971.
      Philip M. Pfeffer, age 60, has served as a director since February 2003. Mr. Pfeffer is President and Chief Executive Officer of Treemont Capital Inc., a private equity investment company, which he founded in 1999. He previously served as Chief Executive Officer of Borders Group, Inc., a publicly-held book, music and video retailer, from November 1998 to April 1999. Mr. Pfeffer was also a Director and the President and Chief Operating Officer of Random House, Inc. from May 1996 to September 1998 and a member of the board of directors of Ingram Micro Inc., a company that became publicly-held in November 1996, from April 1981 to June 2001. Mr. Pfeffer was Executive Vice President and a director of Ingram Industries Inc. from January 1981 to March 1996 and served in various other positions, including Chairman of the Board and Chief Executive Officer, of the Ingram Distribution Group Inc. and its predecessor companies from December 1977 to March 1996. Mr. Pfeffer earned a Bachelor of Arts degree in Mathematics and Chemistry in 1965 and a Master of Arts degree in Economics in 1966, each from Southern Illinois University.
Information about the Board of Directors
Role of the Board
      Pursuant to Tennessee law, our business, property and affairs are managed under the direction of our Board of Directors. The Board has responsibility for establishing broad corporate policies and for the overall performance and direction of King Pharmaceuticals, Inc., but is not involved in day-to-day operations. Members of the Board keep informed of our business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with our executive officers and independent auditors.
Board Structure
      We currently have nine directors. Our Board is divided into three groups, Class I directors, Class II directors, and Class III directors. Each class of directors is elected to serve until the third annual meeting of shareholders following its election. This means that the Class I directors who are elected at the annual meeting are expected to serve until the 2008 annual meeting and the Class III directors who are elected at the annual meeting are expected to serve until the 2007 annual meeting of shareholders unless they resign or are removed.
Independent Directors
      The Board has determined that the following directors are independent from the company under the independence standards of the New York Stock Exchange: Earnest W. Deavenport, Jr., Elizabeth M. Greetham, Gregory D. Jordan, R. Charles Moyer, Philip M. Pfeffer, D. Greg Rooker and Ted G. Wood.
2004 Board Meetings
      In 2004, the Board met 24 times. All directors attended at least 75% of the aggregate of all of the Board meetings and meetings held by committees of which they were members.
Board Committees
      The Board has appointed an Audit Committee, a Compensation and Human Resources Committee and a Nominating and Corporate Governance Committee. Each member of these Committees has been determined by our Board of Directors to be independent of King pursuant to the listing standards of the New York Stock Exchange. Each of these Committees operates pursuant to a written charter, adopted by our Board of Directors, which is available through our website, www.kingpharm.com and which is available to any shareholder who wishes to have a copy. The charter of the Audit Committee is also attached to this proxy statement as Appendix A. The Board also established, during 2004, a Chief Executive Officer Search Committee, which operated for a portion of the year.
      The Audit Committee currently consists of D. Greg Rooker (Chair), Gregory D. Jordan, R. Charles Moyer and Philip M. Pfeffer. The Audit Committee has the authority and responsibility, among other obligations, to select, retain, compensate, terminate and oversee the work of our outside auditors; to assess the qualifications and independence of our outside auditors; to pre-approve auditing and permitted non-auditing services rendered by our outside auditors; to discuss with the outside auditors the results of the annual audit and quarterly reviews of financial statements; to review and evaluate management’s conduct of King’s financial reporting processes (including the development and maintenance of systems of internal accounting and financial control); to oversee King’s compliance with certain legal and regulatory requirements; to oversee the performance of King’s internal audit function which is performed by the Corporate Compliance Office; to monitor compliance with King’s investment policy; and to make reports to the Board periodically with respect to its work. The Audit Committee met 20 times during 2004. The Board of Directors has determined that Drs. Jordan and Moyer, each of whom serves on the Audit Committee, are “audit committee financial experts,” as defined by the rules of the Securities and Exchange Commission. Please see “Report of the Audit Committee of the Board of Directors” for more information about the Committee’s activities during 2004.
      The Compensation and Human Resources Committee, which currently consists of Earnest W. Deavenport, Jr. (Chair), Elizabeth M. Greetham and Ted G. Wood, has the authority and responsibility, among other obligations, to establish and periodically review a general compensation philosophy for the executive officers; to annually review and approve the corporate goals and objectives upon which the compensation of the chief executive officer (“CEO”) is based, evaluate the CEO’s performance in light of these goals and objectives and determine the CEO’s compensation; to review and approve the recommendations of the CEO with regard to the compensation and benefits of the executive officers; in conjunction with the Nominating and Corporate Governance Committee, to annually review and make recommendations to the Board with respect to the compensation (including any equity-based compensation) of non-employee directors; to oversee the management development process, including an annual review of plans for executive officer succession; and to oversee regulatory compliance with respect to compensation matters. The Compensation and Human Resources Committee met 13 times during 2004. For information about the Committee’s activities in 2004, please see “Report of the Compensation and Human Resources Committee on Executive Compensation.”

      The Nominating and Corporate Governance Committee currently consists of Gregory D. Jordan (Chair), Earnest W. Deavenport, Jr. and D. Greg Rooker. The Committee has the authority and responsibility, among other obligations, to locate, evaluate and recommend to the Board persons to be nominated for election or appointment as director; to recommend to the Board members and chairmen for each of the Board’s principal committees; to assist the Board and its committees in the development and implementation of performance evaluation processes; to review annually our Corporate Governance Guidelines and recommend to the board any changes that the Committee determines to be necessary or desirable; to assist the Board with the orientation of new directors and continuing education for existing directors; in conjunction with the Compensation and Human Resources Committee, to annually review and make recommendations to the Board with respect to the compensation (including equity-based compensation) of non-employee directors; and to annually examine the independence from King of each non-employee director and deliver to the Board the results of its review. The Committee met 3 times during 2004.
      The Committee may consider, in evaluating potential director nominees, any of the following factors, or other factors, which it determines to be relevant:

•	Character and integrity.

•	Educational background.

•	Business or professional experience, including experience with financial statements, financial reporting, internal controls, executive compensation, corporate governance, employee benefits, manufacturing and regulatory issues or other relevant areas of experience.

•	Familiarity with the principal operations of publicly-traded United States companies.

•	Current or prior relationships with King Pharmaceuticals, Inc. or any of its subsidiaries.

•	The correlation between the candidate’s experience and the Committee’s evaluation of present and future needs of the Board.
      If reviewing the qualifications of an incumbent director, the Committee also considers the past performance of the incumbent director.
      Shareholders may recommend candidates to the Committee by submitting a written recommendation to the General Counsel, 501 Fifth Street, Bristol, Tennessee 37620. The General Counsel will direct all such correspondence to the Committee.
      In order for a written shareholder recommendation to be evaluated by the Committee, it must include all information about the candidate that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The written recommendation must also be accompanied by the candidate’s written consent to be named in a proxy statement as a nominee, if so selected by the Committee and by the Board, and to serve as a director if appointed or elected. Additional information about the candidate may be requested by the Committee from time to time, either from the recommended person or from the recommending shareholder.
      The shareholder must also disclose, with the written recommendation, the number of shares of King’s common stock beneficially owned by the shareholder, the percentage of all outstanding common stock which the shares represent and the period of time the shareholder has beneficially owned the shares. If the shareholder is part of a group of shareholders that is making the recommendation, the shareholder must also disclose the names of the other members of the group and, for each member of the group, the number of shares of King’s common stock beneficially owned by the member, the percentage of all outstanding common stock which the shares represent and the period of time the member has beneficially owned the shares.
      Once the Committee has received all required or requested information regarding a particular shareholder-recommended candidate, the Committee will evaluate that candidate according to its established evaluation practices and, based on the results of that evaluation, will determine whether to recommend the candidate to the Board for nomination for election or appointment as a director.
      The procedure described above does not preclude a shareholder of record from making nominations of directors to be considered at an annual meeting, provided such nominations are in accordance with King’s bylaws as then in effect.
      From time to time, the Committee has retained and paid a consultant to assist it in the process of identifying or evaluating Board candidates. No candidates have been nominated to serve on the Board of Directors by a shareholder or group of shareholders who beneficially owned more than 5% of our common stock.
Non-Management Directors
      The Board’s non-management directors regularly meet separately from the Board as a whole. King’s Corporate Governance Guidelines provide that the Chairman of the Board, if independent of King, shall serve as presiding director at meetings of the non-management directors. If the Chairman is not an independent director, then the non-management directors annually elect one of their number to serve as presiding director. King’s Non-Executive Chairman of the Board, Mr. Wood, has been determined by the Board to be independent from the company and so serves as presiding director at meetings of the non-management directors.
Director Compensation
      The Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee annually review and make recommendations to the Board with respect to the compensation (including equity-based compensation) of non-employee directors. The Board determines non-employee director compensation. Directors who are also officers of King are not paid additional compensation for their service as directors.
      In 2004, non-employee directors received an annual fee of $30,000, payable quarterly, plus a fee of $1,500 for participation in each board meeting. Non-employee directors also received $1,200 for each committee meeting attended on a day when a meeting of the board was not convened and $750 for each committee meeting attended on a day when a meeting of the board was convened. Upon specific approval of the Compensation and Human Resources Committee, non-employee directors may be compensated $250 per hour for extraordinary board-related service for which compensation is not otherwise received. Pursuant to this provision, Mr. Wood was paid $160,125, in addition to generally applicable directors’ fees described above, for service as Non-Executive Chairman of the Board during 2004.
      The chairman of the Audit Committee was paid an annual fee of $10,000 and the chairmen of the Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee were each paid an annual fee of $5,000. Committee members received an annual fee of $4,000 for each committee on which they served. In addition, the non-employee directors who served during 2004 on the Chief Executive Officer Search Committee were paid the same fees as for other committees, as described above, including a $5,000 retainer for the chairman of that committee, Mr. Deavenport.
      Non-employee directors received $1,200 for each executive session of non-employee directors attended if the session was held on a day that a board meeting was not held. They received no additional compensation for a session held on the same day as a board meeting. Non-employee directors were permitted limited personal use of corporate aircraft, provided that the aircraft was otherwise operating for company purposes, and were reimbursed travel and other expenses related to their service on the Board and its committees.
      An option for 10,000 shares of common stock, issued through the 1998 Non-Employee Director Stock Option Plan, is awarded to each non-employee director automatically on April 30 of each year. Also, each non-employee director is awarded, upon the first day of service as a director, an option for the portion of 10,000 shares which is equivalent to the fraction of a year between the director’s first day of service and the first April 30 thereafter. If the Incentive Plan is adopted, the 1998 Non-Employee Director Plan would terminate, but the options previously granted under the prior plan would remain outstanding. Options exercisable for 261,697 shares of common stock have been issued to our current non-employee directors.
Other Documents
      The Board has adopted a Corporate Code of Conduct and Ethics which applies to all of our directors, officers and employees. It has also adopted Corporate Governance Guidelines. These documents appear on our website, www.kingpharm.com and are available to any shareholder who wishes to have a copy.
Communication with the Board of Directors
      Interested parties may contact the Board of Directors:

•	by sending correspondence to the attention of the General Counsel, King Pharmaceuticals, Inc., 501 Fifth Street, Bristol Tennessee 37620;

•	by sending email to Board@kingpharm.com; or

•	by calling (888) 440-5464 and leaving a voice mail message.
      Communications should specify whether they are intended for all directors or only the non-management directors. Any message which does not specify its intended recipients will be treated as if intended for the entire Board. All messages will be reviewed by King’s Legal Affairs Department and its Compliance Department and any message deemed by either department to be substantive will be forwarded to the intended recipients.
      King does not have a policy requiring attendance by members of the Board of Directors at the annual meeting, but directors are expected to attend absent unavoidable conflicts. All directors attended the annual meeting held in 2003.
Proposal 2 — Adoption and Approval of the Incentive Plan
      The shareholders are being asked to approve the adoption of the King Pharmaceuticals, Inc. Incentive Plan (the “Incentive Plan”), under which 30 million shares of common stock will be reserved for issuance. The Incentive Plan was adopted by the Board of Directors on March 16, 2005, and will become effective on May 31, 2005, if approved by the shareholders at the annual meeting.
      The Incentive Plan provides for equity-based compensation incentives through the grant of stock options and stock appreciation rights. The Incentive Plan also provides for the grant of restricted stock, restricted stock units and dividend equivalents, as well as cash and equity-based performance awards. The purpose of the Incentive Plan is to foster and promote the long-term financial success of our company and materially increase shareholder value by
      (a) motivating superior employee performance by means of performance-related incentives,
      (b) encouraging and providing for the acquisition of an ownership interest in our company,
      (c) enabling our company to attract and retain the services of employees upon whose judgment, interest, and effort the successful conduct of its operations is largely dependent,
      (d) encouraging stock ownership by non-employee directors,
      (e) providing our directors with an additional incentive to oversee our company effectively and to contribute to our success and,
      (f) providing a form of compensation which will attract and retain highly qualified individuals as members of the Board.

      The Company has previously adopted the 1997 Incentive and Nonqualified Stock Option Plan for Employees of King Pharmaceuticals, Inc. (the “Stock Option Plan”) and the 1998 Non-Employee Director Stock Option Plan (the “Non-Employee Director Plan”), which were intended to provide similar equity-based compensation incentives through the grant of stock options. Effective upon the adoption of the Incentive Plan by the shareholders, the Stock Option Plan and the Non-Employee Director Plan will be terminated. All outstanding award grants under either the Stock Option Plan or the Non-Employee Director Plan will continue in full force and effect, subject to their original terms, after the Stock Option Plan and the Non-Employee Director Plan are terminated.
      Awards under the Incentive Plan (each, an “Award”) are intended to represent a significant portion of the total compensation value provided to participants. Future Awards are intended to be based upon the recipient’s individual performance, level of responsibility and potential to make significant contributions to our company. Generally, the Incentive Plan will terminate as of the earliest of (a) the date when no more shares of common stock are available for issuance under the Incentive Plan, (b) the date the Incentive Plan is terminated by the Board of Directors or (c) ten years from the effective date of the Incentive Plan.
      The Incentive Plan is being submitted to shareholders, among other reasons, so that the compensation relating to some of the Awards made to some of our executive officers will be tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) limits tax deductions to $1 million per year per “covered employee” for certain compensation paid to such employees unless certain conditions are met, including shareholder approval of the plan under which compensation is paid and the satisfaction of certain “performance-based” criteria set forth in the Code. A “covered employee” generally is defined as the corporation’s chief executive officer and the other four highest paid officers whose compensation is reported in the corporation’s annual proxy statement.
Vote Required
      Approval of the Incentive Plan requires the affirmative vote of a majority of the shares of common stock present or represented by proxy at the meeting.
Summary Description of the Plan
      The following is a summary of the principal features of the Incentive Plan. The summary is not a complete description of all the provisions of the Incentive Plan. The full text of the Incentive Plan is attached as Appendix B to this proxy statement. The Board of Directors encourages you to review the complete Incentive Plan for more details.
Administration
      The Compensation and Human Resources Committee of the Board of Directors, or such other committee as the Board of Directors may designate (the “Committee”), will administer the Incentive Plan. The Committee will consist of three or more members, each of whom shall be a “non-employee director” within the meaning of Section 16b-3 of the Exchange Act, an “outside director” within the meaning of Section 162(m) of the Code and an “independent director” under Section 303A of the New York Stock Exchange Listed Company Manual.
      The Committee has full authority to interpret and administer the Incentive Plan in order to carry out its provisions and purposes. The Committee has the authority to determine those eligible to receive Awards and to establish the terms and conditions of any Awards. The Committee may delegate, subject to such terms or conditions or guidelines as it shall determine, to any employee or group of employees any portion of its authority and powers with respect to Awards to officers of our company who are not subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934 (“Executive Officers”). Only the Committee or the Board of Directors may exercise authority with respect to Awards granted to Executive Officers.

      The Committee may also generally make any rules, determinations or modifications it deems advisable with respect to participants based outside the United States and newly eligible participants. The Committee may also condition the grant of any Award on entering into a written agreement containing covenants not to compete, not to solicit our company’s employees and customers and not to disclose confidential information.
Eligibility
      Awards may be made to any individual who is either an employee (including each officer) or non-employee director of King or any subsidiary of King.
Types of Awards
      The Incentive Plan provides for grants of incentive stock options qualifying for special tax treatment under Code Section 422 (“ISOs”), nonstatutory stock options (“Nonstatutory Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”), restricted stock units (“Restricted Units”) dividend equivalents (“Dividend Equivalents”), long-term performance units (“Long-Term Performance Units”), performance shares (“Performance Shares”) and annual incentive awards (“Annual Incentive Awards”), whether granted singly, in combination or in tandem, pursuant to which common stock, cash or other property may be delivered to the Award recipient. Awards may also include awards of common stock or Restricted Units (including any associated Dividend Equivalents) made in conjunction with other incentive programs established by King or its subsidiaries and so designated by the Committee.
Shares Subject to the Incentive Plan; Other Limitations of Awards
      The maximum number of shares of common stock issuable under the Incentive Plan is 30 million. To the extent that any shares of common stock subject to an Award, or any award under the Stock Option Plan or the Non-Employee Director Plan made prior to the Effective Date, are not issued because the Award expires without having been exercised, is cancelled, terminated, forfeited or is settled without issuance of common stock (including, but not limited to, shares tendered to exercise outstanding Options, shares tendered or withheld for taxes on Awards or shares issued in connection with a Restricted Stock or Restricted Unit Award that are subsequently forfeited), such shares will be available again for grants of Awards under the Incentive Plan. The shares to be delivered under the Incentive Plan may consist, in whole or in part, of common stock purchased by the Company for the purpose of such Awards, treasury common stock or authorized but unissued common stock not reserved for any other purpose.
      The Incentive Plan has various limits that apply to individual and aggregate awards, designed in part to comply with the requirements of Code Section 162(m) governing the deductibility of compensation paid to executive officers of a publicly-traded company. In order to satisfy these requirements, shareholders must approve any “performance-based plan”, that sets maximum limits on the amount of any award granted to a particular executive. No individual may receive under the Incentive Plan Options and/or SARs for more than an aggregate of 9 million shares during any three calendar year period and Restricted Stock, Restricted Units, Performance Shares or other stock-based Awards may not exceed 3 million shares during any three calendar year period. For all participants who are “covered employees” within the meaning of Code Section 162(m) and are eligible to receive Annual Incentive Awards under the Incentive Plan (the “Covered Employees”), the maximum amount of such Annual Incentive Awards that may be paid or made available to any such individuals in any year may not exceed $3,750,000.
Options
      Options entitle the recipient to purchase shares of common stock at the exercise price specified by the Committee in the recipient’s Option agreement. The Incentive Plan permits the grant of both ISOs and Nonstatutory Options. The Committee will generally determine the terms and conditions of all Options granted; provided, however, that, generally, Options must be granted with an exercise price at least equal to the fair market value of a share of common stock on the date of grant, Options shall not be exercisable for more than 10 years after the date of grant (except in the event of death) and no Option that is intended to be an ISO may be granted after the tenth anniversary of the date the Incentive Plan was approved by the Board of Directors. Options generally become exercisable in one-third increments on each of the first three anniversaries of the date of grant, and the Committee may establish performance-based criteria for the exercisability of any Option. For purposes of the Incentive Plan, “fair market value” generally means, on any given date, the price of the last trade, regular way, in the common stock on such date on the NYSE (or if not listed on the NYSE, on such other recognized quotation system on which trading prices of the common stock are then quoted). If there are no trades on the relevant date, the “fair market value” for that date means the closing price on the immediately preceding date on which common stock transactions were reported. On April 15, 2005, the fair market value of the common stock determined on this basis was $7.82 per share.
      The Committee does not have the power or authority to reduce the exercise price of any outstanding option or to grant any new Options in substitution for or upon the cancellation of Options previously granted.
Stock Appreciation Rights (SARs)
      A SAR is a contractual right granted to the participant to receive, either in cash or common stock, an amount equal to the appreciation of one share of common stock from the date of grant. SARs may be granted as freestanding Awards, or in tandem with other types of grants. Unless the Committee otherwise determines, the terms and conditions applicable to (i) SARs granted in tandem with Options will be substantially identical to the terms and conditions applicable to the tandem Options, and (ii) freestanding SARs will be substantially identical to the terms and conditions that would have been applicable were the grant of the SARs a grant of Options. SARs that are granted in tandem with an Option may only be exercised upon surrender of the right to exercise such Option for an equivalent number of shares. The Committee may cap any SAR payable in cash.
Restricted Stock, Restricted Units and Dividend Equivalents
      The Incentive Plan provides for the grant of Restricted Stock, Restricted Units and Dividend Equivalents, which are converted to shares of common stock upon the lapse of restrictions. The Committee may, in its discretion, pay the value of Restricted Units and Dividend Equivalents in common stock, cash or a combination of both.
      A share of Restricted Stock is a share of common stock that is subject to certain transfer restrictions and forfeiture provisions for a period of time as specified by the Committee in the recipient’s Award agreement. A Restricted Unit is an unfunded, unsecured right (which is subject to forfeiture and transfer restrictions) to receive a share of common stock at the end of a period of time specified by the Committee in the recipient’s Award agreement. A Dividend Equivalent represents an unfunded and unsecured promise to pay an amount equal to all or any portion of the regular cash dividends that would be paid on a specified number of shares of common stock if such shares were owned by the Award recipient. Dividend Equivalents may be granted in connection with a grant of Restricted Units, Options and/or SARs.
      Unless otherwise determined by the Committee at the time of grant, the restrictions on Restricted Stock and Restricted Units will generally lapse on the third anniversary of the date of grant, and the Committee may provide for vesting to accelerate based on attaining specified performance objectives determined by the Committee.
      Generally, a participant will, subject to any restrictions and conditions specified by the Committee, have all the rights of a shareholder with respect to shares of Restricted Stock, including but not limited to, the right to vote and the right to receive dividends. A participant will not have the rights of a shareholder with respect to Restricted Units or Dividend Equivalents.

Annual Incentive Awards
      At the direction of the Committee, Awards with a performance cycle of one year or less may be made to participants and, unless determined otherwise by the Committee, shall be paid in cash based on achievement of specified performance goals.
Long-Term Performance Unit Awards
      At the discretion of the Committee, Long-Term Performance Unit Awards, payable in cash, may be made to participants. Performance cycles are generally multiple years, where performance may be measured by objective criteria other than the appreciation or depreciation of common stock value.
Performance Shares
      The Committee also has the discretion to grant “Performance Share Awards”, which are Awards of units denominated in common stock. The number of such units is determined over the performance period based on the satisfaction of performance goals relating to the common stock price. Performance Share Awards are payable in common stock.
Treatment of Awards on Termination of Employment
      Under the Incentive Plan, generally, unless the Committee determines otherwise as of the date of a grant of any Award or thereafter, Awards are treated as follows upon a participant’s termination of employment.
      Resignation. If a participant voluntarily terminates employment:

•	Options/SARs (including associated Dividend Equivalents): All outstanding Options, SARs and associated Dividend Equivalents that are exercisable on the date of such termination may be exercised at any time prior to the expiration date of the term of the Options or the 90th day following termination of employment, whichever period is shorter;

•	Restricted Stock/Restricted Units (including associated Dividend Equivalents): All Restricted Stock, Restricted Units and associated Dividend Equivalents credited to such participant are forfeited;

•	Annual Incentive Awards: If such termination occurs before authorization of the payment of an Annual Incentive Award, the participant forfeits all rights to such amounts; and

•	Long-Term Performance Unit Awards/Performance Share Awards: All Long-Term Performance Unit Awards and Performance Share Awards credited to such participant are forfeited.
      Termination for Cause. If a participant’s employment is terminated for “cause”:

•	Options/SARs (including associated Dividend Equivalents): Outstanding Options, SARs and associated Dividend Equivalents are forfeited at the time of such termination, and the Committee may require that the participant disgorge any profit, gain or benefit from any Award exercised up to 12 months prior to the participant’s termination;

•	Restricted Stock/Restricted Units (including associated Dividend Equivalents): All such Awards are forfeited at the time of such termination, and the Committee may require that the participant disgorge any profit, gain or benefit from any such Award where the restrictions had lapsed up to 12 months prior to the participant’s termination;

•	Annual Incentive Awards: All rights to an Annual Incentive Award are forfeited; and

•	Long-Term Performance Unit Awards/Performance Share Awards: Any outstanding Long-Term Performance Units or Performance Share Awards are forfeited, and the Committee may require that the participant disgorge any profit, gain or benefit from any Award paid to such participant up to 12 months prior to the participant’s termination.

      For purposes of the Incentive Plan, “cause” includes dishonesty, fraud or misrepresentation; inability to obtain or retain appropriate licenses; violation of any rule or regulation of any regulatory or self-regulatory agency or of any of the company’s policies; commission of a crime; breach of a written covenant or agreement not to misuse property or information; or any act or omission detrimental to the conduct of the company’s business in any way.
      Approved Retirement. If a participant’s employment terminates by reason of “Approved Retirement”:

•	Options/SARs (including associated Dividend Equivalents): All outstanding Options, SARs and associated Dividend Equivalents that are exercisable on the date of such termination may be exercised at any time prior to the expiration date of the term of the Options;

•	Restricted Stock/Restricted Units (including associated Dividend Equivalents): Any restrictions will lapse as to outstanding Restricted Stock and Restricted Units and associated Dividend Equivalents will be paid;

•	Annual Incentive Awards: Such participant will receive a prorated Annual Incentive Award based on actual achievement of the performance goals for such performance cycle; and

•	Long-Term Performance Unit Awards/Performance Share Awards: Such participant will receive a prorated Award payment of such participant’s Long-Term Performance Unit Awards and Performance Share Awards based on actual achievement of the performance goals for such performance cycle.
      For purposes of the Incentive Plan, “Approved Retirement” generally means any voluntary termination (other than for “cause”) of the participant’s employment after having reached the age of fifty-five (55) years and after having completed at least fifteen (15) years of continuous employment with our company.
      Death or Disability. If a participant’s employment or service is terminated due to death or disability:
      Options/SARs (including associated Dividend Equivalents): All outstanding Options, SARs and associated Dividend Equivalents granted to the participant become exercisable and may be exercised by the participant’s estate or representative prior to the term of the option or two years, in the event of death, and one year, in the event of disability;

•	Restricted Stock/Restricted Units (including associated Dividend Equivalents): Any restrictions will lapse as to outstanding Restricted Stock and Restricted Units and associated Dividend Equivalents will be paid;

•	Annual Incentive Awards: Such participant’s estate or representative will receive a prorated Annual Incentive Award based on full achievement of the performance goals in the case of death and actual achievement of the performance goals in the case of disability for such performance cycle; and

•	Long-Term Performance Unit Awards/Performance Share Awards: Such participant will receive a prorated Award payment of such participant’s Long-Term Performance Unit Awards and Performance Share Awards based on full achievement of the performance goals for such performance cycle.
      Termination for Other Reasons. If a participant’s employment terminates for any reason other than resignation, termination for cause, approved retirement, death or disability, outstanding Awards are treated in the same manner as in the case of a resignation except that Options/SARs and associated Dividend Equivalents that are exercisable on the date of such termination may be exercised at any time prior to the expiration date of the term of the Options or the 90th day following termination of employment, whichever period is shorter; and, in the case of Long-Term Performance Unit Awards/Performance Share Awards, a prorated payment of the participant’s Long-Term Performance Unit Award and Performance Share Award will be made as if the target performance goals for the performance cycle had been achieved.

Non-Transferability of Awards
      Generally, no Awards granted under the Incentive Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. The Committee may, in the Award agreement or otherwise, permit transfers of Nonstatutory Options with or without tandem SARs and freestanding SARs to certain family members.
Adjustment in Capitalization
      If an “adjustment event” occurs, the Committee, in its discretion, shall adjust appropriately (a) the aggregate number of shares of common stock available for Awards, (b) the aggregate limitations on the number of shares that may be awarded as a particular type of Award or that may be awarded to any particular participant in any particular period, and (c) the aggregate number of shares subject to outstanding Awards and the respective exercise prices or base prices applicable to outstanding Awards. To the extent deemed equitable and appropriate by the Committee, and subject to any required action by King’s shareholders, with respect to any “adjustment event” that is a merger, consolidation, reorganization, liquidation, dissolution or similar transaction, any Award granted under the Incentive Plan shall be deemed to pertain to the securities and other property, including cash, which a holder of the number of shares of common stock covered by the Award would have been entitled to receive in connection with such an “adjustment event”. For purposes of the Incentive Plan, “adjustment event” means any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the common stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, dissolution, liquidation, exchange of shares, warrants or rights offering to purchase common stock at a price substantially below fair market value, or other similar event affecting the common stock. Any shares of stock or cash or other property received with respect to any Restricted Stock Award or Restricted Unit Award as a result of any adjustment event or any distribution of property shall (except in the case of a change of control or as otherwise provided by the Committee) be subject to the same terms, conditions and restrictions as are applicable to such shares of Restricted Stock or Restricted Units.
Change of Control
      In the event of a change of control of the company, each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, and the Restricted Period shall lapse as to each share of Restricted Stock and each Restricted Unit then outstanding. In connection with such a change of control, the Committee may, in its discretion, provide that each Option, SAR, Restricted Stock and/or Restricted Unit shall, upon the occurrence of such change of control, be cancelled in exchange for an appropriate settlement payment per share/unit. In addition, any outstanding Long Term Performance Unit Awards or Performance Share Awards which have been earned but not paid shall become immediately payable, and our company shall pay all such Long Term Performance Unit Awards and Performance Share Awards as a settlement payment within 30 days of such change of control, based on the change of control price. However, notwithstanding the foregoing, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option, SAR, Restricted Stock, Restricted Unit, Long-Term Performance Unit and/or Performance Share if the Committee reasonably determines in good faith prior to the occurrence of a change of control that such Option, SAR, Restricted Stock, Restricted Unit, Long-Term Performance Unit and/or Performance Share shall be honored or assumed, or new rights substituted therefore, by a participant’s employer immediately following the change of control, subject to certain qualification.
      For purposes of the Incentive Plan, a “change of control” means (subject to certain limitations set forth in the Incentive Plan): (i) the acquisition by any person (within the meaning of Section 3(a)(9) of the Exchange Act) of our company’s capital stock which, when added to any existing ownership held by such person as of the effective date of the Incentive Plan constitutes more than 50% of the total fair market value or voting power of the then outstanding shares of our company’s capital stock or the total voting power of the our company’s capital stock; (ii) the acquisition, within a twelve-month period ending on the date of the most recent acquisition, of not less than 35% of the total voting power of the our company’s capital stock; (iii) a majority of the members of the our Board of Directors is replaced in any 12-month period by directors whose appointment or election is not endorsed by a majority of the directors prior to the date of the appointment or election; (iv) a change in the ownership of a substantial portion of our assets, which will be deemed to have occurred on the date that any person acquires, or has acquired within the prior 12-month period ending on the date of the most recent acquisition by such person, our assets which have a total gross fair market value of not less than 40% of the total gross fair market value of all our assets immediately prior to such acquisition(s).
Amendment
      The Board of Directors may, at any time amend, modify, suspend or terminate the Incentive Plan, in whole or in part, without notice to or the consent of any participant or employee; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Incentive Plan, (ii) lower the minimum exercise price at which an Option (or the base price at which a SAR may be granted), or (iii) change the individual Award limits shall be subject to the approval of the shareholders. No amendment, modification or termination of the Incentive Plan may in any manner adversely affect any Award theretofore granted under the Incentive Plan, without the consent of the participant. However, for purposes of this provision, any payments made in accordance with the change of control provision, described above, other accelerations of payments under the Incentive Plan, or any decision by the Committee to limit participation or other features of the Incentive Plan prospectively will not be deemed, an “adverse amendment” of the Incentive Plan.
No Limitation on Compensation; Scope of Liabilities
      Nothing in the Incentive Plan limits the right of our company to establish other plans if and to the extent permitted by applicable law. The liability of our company under the Incentive Plan is limited to the obligations expressly set forth in the Incentive Plan.
U.S. Federal Tax Implications for Certain Awards
      The following is a brief description of the U.S. federal income tax consequences generally arising with respect to the grant of Options and SARs under the Incentive Plan.
      The grant of an Option or SAR will create no tax consequences for the recipient or King. A recipient will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising a Nonstatutory Option or SAR, the recipient generally will recognize ordinary income equal to the excess of the fair market value of the freely transferable and nonforfeitable shares (and/or cash or other property) acquired on the date of exercise over the exercise price. The grant of an associated Dividend Equivalent will not result in taxable income to the participant unless and until actual cash payments are made to such participant from such Award.
      Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the recipient generally will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the date of exercise of the ISO over the exercise price, or (ii) the amount realized upon the disposition of the ISO shares over the exercise price. Otherwise, a recipient’s disposition of shares acquired upon the exercise of an Option (including an ISO for which the ISO holding periods are met) or SAR generally will result in short-term or long-term (which will always be the case for ISOs if the holding periods are met) capital gain or loss measured by the difference between the sale price and the recipient’s tax basis in such shares (the tax basis in option shares generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the Option).
      We generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the recipient in connection with the exercise of a Nonstatutory Option or SAR. We generally are not entitled to a tax deduction with respect to any amount that represents a capital gain to a recipient or that represents compensation in excess of $1 million paid to “covered employees” that is not “qualified performance-based compensation” under Section 162(m) of the Code. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the recipient holds the shares for the ISO holding periods prior to disposition of the shares and may not be entitled to any deduction with respect to certain Options or SARs that may be exercised by or granted to “covered employees”.
          Approval of the Incentive Plan requires the affirmative vote of a majority of the shares of common stock present or represented by proxy at the annual meeting.
          The Board recommends a vote “FOR” the approval of the Incentive Plan.
Report of the Audit Committee of the Board of Directors
      In 2004, the Audit Committee consisted of D. Greg Rooker (Chair), Gregory D. Jordan, R. Charles Moyer and Philip M. Pfeffer. The Board of Directors has determined that each member of the Audit Committee meets the independence, experience and other qualification requirements of the New York Stock Exchange and the Securities and Exchange Commission. None of the Committee’s members serves on more than three public company audit committees.
      The Audit Committee operates pursuant to a written charter adopted by the Board of Directors which is available on our website at www.kingpharm.com and which is also attached to this proxy statement as Appendix A.
      Our management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an audit of our financial statements and our systems of internal control, in accordance with the standards of the Public Company Accounting Oversight Board, and for expressing an opinion about those statements and controls based upon its audit. The Audit Committee, on behalf of the Board, monitors and reviews the performance of the independent auditors and the quality and integrity of our internal accounting, auditing and financial reporting practices. The Audit Committee’s other chief duties include:

•	exercising sole authority to retain, compensate, terminate and oversee the work of our independent auditors,

•	pre-approving audit, audit-related and permitted non-audit services rendered by our independent auditors,

•	reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, and determining whether to recommend to the Board that the audited financial statements be included in our Annual Report on Form 10-K,

•	discussing earnings press releases, as well as financial information and earnings guidance provided to analysts or rating agencies, and reviewing such information, to the extent reasonably practicable, prior to its release or distribution,

•	reviewing and approving the written charter, and annual work plans, for the Compliance Office,

•	receiving reports from the Corporate Compliance Officer of any allegation regarding accounting, internal controls or auditing matters or any other substantial compliance issue,

•	establishing and maintaining hiring policies with respect to employees or former employees of the independent auditors,

•	assessing the independent auditors’ independence from us, and

•	periodically reporting to the Board regarding the Audit Committee’s activities.

      During 2004 the Audit Committee met twenty times and periodically held separate executive sessions with the independent auditors, the Chief Financial Officer, the Corporate Compliance Officer and among the Audit Committee members. There were also numerous informal meetings and communications among the Chair, various Audit Committee members, the independent auditors and members of our management.
      The Audit Committee has discussed with management the audited financial statements for the year ended December 31, 2004. The Audit Committee has also discussed with the independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”) and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of our financial statements. The Audit Committee has also discussed with the independent auditors the selection of our accounting policies and the audit of our internal controls.
      The Audit Committee has obtained from the independent auditors a formal written statement describing all relationships between the independent auditors and our company that might bear on the auditors’ independence. This statement conforms to Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees.” The Audit Committee has also discussed with the independent auditors any relationships that may impact their objectivity and independence. The Audit Committee has also considered whether provision of the services described under the section “Audit Fees” is compatible with maintaining the independence of the independent auditors. The Audit Committee is satisfied that the auditors are independent of our company.
      Based upon the results of the inquiries and actions discussed above, in reliance upon information from management and the independent auditors, and subject to the limitations of its role, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC. The Committee’s schedule in connection with the completion of the recently filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and the Annual Report on Form 10-K for the year ended December 31, 2004 has not yet permitted the Audit Committee to complete the engagement of an independent auditor for 2005.

Members of the Audit Committee

D. Greg Rooker (Chair)
R. Charles Moyer
Gregory D. Jordan
Philip M. Pfeffer

Audit Fees
      During 2004, PricewaterhouseCoopers LLP not only acted as independent auditors for King and our subsidiaries (work related to auditing the annual financial statements for fiscal year 2004 and reviewing the financial statements included in our Forms 10-Q) but also rendered on our behalf other services, including tax-related services, and other accounting and auditing services. The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for audit services rendered in connection with the financial statements and reports for fiscal years 2004 and 2003 and for other services rendered during fiscal years 2004 and 2003 on our behalf, as well as all expenses incurred in connection with these services, which have been or will be billed to us.

	2004	2003

Audit Fees	$2,638,350	$919,761
Audit Related Fees	764,712	571,093
Tax Fees	356,694	569,651
All Other Fees	1,500	17,900

Total	$3,760,256	$2,078,405

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and may make a statement if they desire to do so as well as be available to respond to appropriate questions.
King Stock Ownership
      The following table sets forth certain information regarding the ownership of the common stock as of March 28, 2005, for (i) each person who owns more than 5% of the common stock, (ii) each director, nominee for director and executive officer of King, and (iii) all executive officers and directors of King as a group.

	Beneficial Ownership of
	Common Stock

		Percentage
	Number	Outstanding
Executive Officers, Directors and 5% Shareholders	of Shares	Shares(1)

Brian A. Markison	0	*
James R. Lattanzi(2)	118,770	*
Stephen J. Andrzejewski	0	*
John A. A. Bellamy(3)	192,589	*
Frederick Brouillette, Jr.(4)	50,555	*
James E. Green(5)	22,260	*
Earnest W. Deavenport, Jr.(6)	44,833	*
Elizabeth M. Greetham(7)	14,904	*
Gregory D. Jordan(8)	30,000	*
R. Charles Moyer(9)	43,466	*
Philip M. Pfeffer(10)	20,000	*
D. Greg Rooker(11)	178,523	*
Ted G. Wood(12)	63,460	*
All executive officers and directors as a group (13 persons)(13)	770,360	*
Lord, Abbett & Co. LLC(14)	16,446,269	6.81
Wellington Management Company, LLP(15)	28,124,743	11.643

*	Less than 1%

(1)	Unless otherwise indicated, beneficial ownership consists of sole voting and investing power based on 241,728,419 shares issued and outstanding as of March 28, 2005. Options to purchase shares which are exercisable or become exercisable within 60 days of March 28, 2005 are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by each person to whom a portion of such options relate but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

(2)	Includes 300 shares jointly owned with Mr. Lattanzi’s spouse, 1,805 shares held in an individual brokerage account and 116,665 shares issuable upon the exercise of options.

(3)	Includes 101,387 shares issuable upon the exercise of options.

(4)	Includes 50,555 shares issuable upon the exercise of options.

(5)	Includes 20,500 shares issuable upon the exercise of options.

(6)	Includes 43,333 shares issuable upon the exercise of options.

(7)	Includes 14,904 shares issuable upon the exercise of options.

(8)	Includes 30,000 shares issuable upon the exercise of options.

(9)	Includes 43,333 shares issuable upon the exercise of options.

(10)	Includes 20,000 shares issuable upon the exercise of options.

(11)	Includes 32,955 shares held individually, 8,549 shares held by spouse, 13,420 shares held by The Jason Foundation, 30,266 shares held in an IRA, and 93,333 shares issuable upon the exercise of options.

(12)	Includes 16,794 shares issuable upon the exercise of options.

(13)	Includes 545,900 shares subject to options exercisable within 60 days.

(14)	Based on a Schedule 13G filed on February 14, 2005 with the Securities and Exchange Commission by Lord, Abbett & Co. LLC. The address of Lord, Abbett & Co. LLC is 90 Hudson Street, 11th Floor, Jersey City, New Jersey 07302.

(15)	Based on a Form 13G filed on February 14, 2005 with the Securities and Exchange Commission by Wellington Management Company, LLP. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

Executive Compensation
      The following table summarizes all compensation earned by our chief executive officer and by each of the four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for services rendered in all capacities for the year ended December 31, 2004.
SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation

	Annual Compensation			Securities	All Other
				Underlying	Compensation
Name and Current Principal Position	Year	Salary ($)	Bonus ($)(1)	Options (#)	($)(2)

Brian A. Markison(3)	2004	628,500	—	375,000	322,544
President and Chief Executive Officer
James R. Lattanzi(4)	2004	612,346	—	150,000	21,598
Chief Financial Officer	2003	450,000	—	—	33,771
	2002	325,000	35,000	10,000	60,370
Stephen J. Andrzejewski(5)	2004	226,672	—	100,000	158,360
Corporate Head Commercial Operations
John A. A. Bellamy	2004	313,750	—	116,666	10,071
Executive Vice President of Legal	2003	300,000	—	—	13,173
Affairs and General Counsel	2002	225,000	20,000	7,500	45,774
James E. Green(6)	2004	239,275	—	37,500	8,810
Executive Vice President	2003	196,380	28,000	—	7,931
Corporate Affairs	2002	160,393	—	2,500	4,819
Jefferson J. Gregory(7)	2004	270,835	—	—	536,194
Former Chief Executive Officer and	2003	594,071	—	—	76,445
Chairman of the Board	2002	450,000	75,000	30,000	25,462
Kyle P. Macione(8)	2004	196,500	—	—	61,031
Former President	2003	450,000	—	—	21,435
	2002	384,874	20,000	25,000	7,585

(1)	Bonuses paid in a given year are consideration for performance in the prior year.

(2)	Reflects matching contributions to the 401(k) plan, relocation expense reimbursement, income related to the personal use of corporate aircraft, cash value of corporate provided life insurance, income derived from the exercise of stock options, post employment health insurance, signing bonuses and cash awards.

(3)	Mr. Markison became acting President and Chief Executive Officer effective May 17, 2004 and became President and Chief Executive Officer on July 15, 2004.

(4)	Mr. Lattanzi will be retiring effective June 1, 2005.

(5)	Mr. Andrzejewski joined King effective May 3, 2004.

(6)	Mr. Green joined King in September 2000 and was named Executive Vice President, Corporate Affairs in April 2003.

(7)	Mr. Gregory resigned both from his position as Chief Executive Officer and as Chairman of the Board, effective May 14, 2004. He received a severance payment of approximately $2.3 million.

(8)	Mr. Macione served as President of King from April 2002 until his resignation effective May 7, 2004. He received a severance payment of approximately $1.5 million.

      The following table sets forth the number of options to purchase shares of common stock that had been granted during 2004 to executive officers named in the Summary Compensation Table above.
OPTIONS/ SARS GRANTED IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value at
	Number of	Percent of			Assumed
	Securities	Total Options	Exercise		Annual Rates of Stock Price
	Underlying	Granted to	or Base		Appreciation for Option Term
	Options	Employees in	Price	Expiration
Name	Granted	Fiscal Year	($/sh)	Date	5% ($)	10% ($)

Brian A. Markison	125,000	9.656%	19.46	3/8/2014	$1,529,786	$3,876,778
	250,000		10.67	7/15/2014	$1,677,576	$4,251,308
James R. Lattanzi	150,000	3.863%	17.39	1/20/2014	$1,640,471	$4,157,277
Stephen J. Andrzejewski	100,000	2.575%	17.06	5/3/2014	$1,072,265	$2,717,330
John A. A. Bellamy	116,666	3.004%	17.39	1/20/2014	$1,275,915	$3,233,419
James E. Green	37,500	0.966%	17.39	1/20/2014	$410,117	$1,039,319
Kyle P. Macione	150,000	3.863%	17.39	1/20/2014	(1)	(1)

(1)	Options granted to Mr. Macione in 2004 expired upon his resignation on May 7, 2004.
      The following table discloses information regarding stock options held at the end of or exercised in 2004 for executive officers named in the Summary Compensation Table.
AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/ SAR VALUES

			Securities Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		December 31, 2004		December 31, 2004(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Brian A. Markison	—	—	—	375,000	—	432,500
James R. Lattanzi	—	—	66,665	150,000	—	—
Stephen J. Andrzejewski	—	—	—	100,000	—	—
John A. A. Bellamy	—	—	116,666	53,165	101,817	—
James E. Green	—	—	8,000	37,500	—	—
Jefferson J. Gregory	75,000	501,980	—	—	—	—
Kyle P. Macione	4,500	38,378	—	—	—	—

(1)	Based on $12.40 per share, the closing price of the common stock as quoted on the New York Stock Exchange at December 31, 2004.

      The following table provides information about our equity compensation plans as of December 31, 2004.
EQUITY COMPENSATION PLAN INFORMATION

	Number of Securities		Number of Securities
	to be Issued Upon	Weighted-Average	Remaining Available
	Exercise of	Exercise Price of	for Future Issuance
	Outstanding Options,	Outstanding Options,	Under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans

Equity compensation plans approved by shareholders	5,979,551	$20.2848	6,138,755
Equity compensation plans not approved by shareholders	-0-	n/a	-0-

Total	5,979,551		6,138,755

      As of March 24, 2005, there are 5,910,512 shares which have been issued upon exercise of outstanding options; the weighted average exercise price of outstanding options is $20.2487; and the number of securities remaining available for future issuance under the equity compensation plans is 6,202,469.
Executive Officers
      In addition to Mr. Markison, who serves as our President and Chief Executive Officer, the following persons serve as executive officers of King:
      James R. Lattanzi, age 52, has served as King’s Chief Financial Officer since September 2000 and as a director since October 2000. Prior to joining King, Mr. Lattanzi, a Certified Public Accountant, was with PricewaterhouseCoopers LLP for 24 years (11 years as a business assurance partner), serving in the Pittsburgh office, the New York national office and most recently as the managing partner of PricewaterhouseCooper’s Greensboro, North Carolina office. Mr. Lattanzi graduated from Indiana University of Pennsylvania in 1976 with a degree in accounting. Mr. Lattanzi will retire effective June 1, 2005.
      Steve Andrzejewski, age 39, has served as Corporate Head, Commercial Operations since May 2004. Prior to joining King, Mr. Andrzejewski served as Senior Vice President, Commercial Business at Endo Pharmaceuticals Inc. and in various positions with Schering-Plough Corporation since 1987, including Vice President of New Products and Vice President of Marketing, and had the responsibility of launching Claritin®. Mr. Andrzejewski graduated from Hamilton College cum laude in 1987 with a Bachelor of Arts degree and in 1992 graduated from New York University’s Stern School of Business with a Masters of Business Administration.
      John A. A. Bellamy, age 44, has served as Executive Vice President of Legal Affairs and General Counsel since February 1995. He was formerly a corporate attorney with the law firm of Hunter, Smith & Davis in Kingsport, Tennessee from 1990 to 1995. He graduated from the University of Tennessee College of Law with a Juris Doctor with Honors in 1990, and graduated Summa Cum Laude with Honors in Independent Study from King College in 1984 with a Bachelor of Arts degree in Classics and English. He is a member of the Licensing Executives Society and related professional organizations. Mr. Bellamy was convicted of a misdemeanor in the State of Tennessee related to the offenses of driving under the influence and while license was suspended or revoked. He is currently on a leave of absence.
      Frederick Brouillette, Jr., age 54, has served as Corporate Compliance Officer since August 2003. He served as Executive Vice President, Finance from January 2003 until August 2003 and as Vice President, Risk Management beginning in February 2001. Prior to joining King, Mr. Brouillette, a Certified Public Accountant, was with PricewaterhouseCoopers LLP for 4 years, serving most recently in that firm’s Richmond, Virginia office providing internal audit outsourcing and internal control consulting services. He was formerly the chief internal audit executive for two major public corporations and served for 12 years in the public accounting audit practice of Peat, Marwick, Mitchell & Co., the predecessor firm to KPMG LLP. Mr. Brouillette is a member of the Virginia Society of Certified Public Accountants, the American Institute of Certified Public Accountants, and the Institute of Internal Auditors. He graduated with honors from the University of Virginia’s McIntire School of Commerce in 1973 with a Bachelor of Science degree in accounting.
      James E. Green, age 45, has served as Executive Vice President, Corporate Affairs since April 2003. He had served as Vice President, Corporate Affairs since June 2002 and as Senior Director, Corporate Affairs since September 2000. Prior to joining King, he was engaged in the private practice of law for 15 years as a commercial transactions and commercial litigation attorney, having most recently served as the senior member of Green & Hale, a Professional Corporation, in Bristol, Tennessee. Mr. Green graduated from Southern Methodist University School of Law with a Juris Doctor in 1985 and Milligan College with a Bachelor of Science, cum laude, in 1982. He is licensed to practice law in Tennessee, Texas, and Virginia.
Employment Agreements
      Markison Offer Letter. Effective on July 15, 2004, Mr. Markison agreed to an offer letter whereby he became President and Chief Executive Officer of our company. Mr. Markison initially will earn an annual salary of $750,000 per year and be eligible for an annual bonus, subject to attainment of the requisite performance criteria, of up to 75% of his annual salary. In addition, Mr. Markison is eligible to participate in other management incentive programs, subject to the specific requirements of those programs. At the time that he became President and Chief Executive Officer, Mr. Markison was granted an option to purchase 250,000 shares of our common stock.
      Mr. Markison’s employment arrangement includes severance provisions in the event that he is terminated without cause or if he voluntarily terminated his employment for certain specific reasons. In these circumstances, Mr. Markison would be entitled to received a lump-sum cash severance payment equal to two times the sum of his base salary at the time of termination and his target bonus for the year of termination and would be permitted to maintain company-provided health benefits until the second anniversary of termination. In addition, all unvested stock options awarded to him would immediately become fully vested.
      Mr. Markison’s employment arrangement also includes severance provisions in the event that he is terminated in connection with a change of control of our company. In these circumstances, Mr. Markison would be entitled to received a lump-sum cash severance payment equal to three times the sum of his base salary at the time of termination and his target bonus for the year of termination and would be permitted to maintain company-provided health benefits until the third anniversary of termination. In addition, all unvested stock options awarded to him would immediately become fully vested.
      Gregory Severance Agreement. In July 2004, we entered into a severance and non-disclosure agreement with Jefferson J. Gregory. Pursuant to this agreement, Mr. Gregory resigned as Chief Executive Officer and Chairman of the Board of our company effective May 14, 2004. He received a single payment of approximately $2.3 million, representing two years of his current annual salary plus his target bonus and an amount to cover federal excise taxes on the payment. The agreement provides that Mr. Gregory will be covered by our health insurance plans until May 14, 2005. The agreement further provides for a general release of claims by Mr. Gregory and other terms and conditions customary for agreements of this nature, including a confidentiality provision and a twelve-month agreement not to compete.
      Macione Severance Agreement. In May 2004, we entered into a severance and non-disclosure agreement with Kyle P. Macione. Pursuant to this agreement, Mr. Macione resigned as President of our company effective May 7, 2004. He received a single payment of approximately $1.5 million, representing two years of his current annual salary plus his target bonus and an amount to cover federal excise taxes on the payment. The agreement provides that Mr. Macione will be covered by our health insurance plans until May 6, 2006 or until he is eligible for health care coverage through employment elsewhere. The agreement further provides for a general release of claims by Mr. Macione and other terms and conditions customary for agreements of this nature, including a confidentiality provision and a six-month agreement not to compete.
Compensation Committee Interlocks and Insider Participation
      The Compensation and Human Resources Committee of the Board of Directors is responsible for developing compensation philosophy. Committee members in 2004 were Earnest W. Deavenport, Jr. (Chair), Elizabeth M. Greetham and Ted G. Wood. No current member of the Compensation and Human Resources Committee is a current or former employee of King.
Report of the Compensation and Human Resources Committee on Executive Compensation
Committee Composition and Responsibilities
      In 2004, the Compensation and Human Resources Committee (the “Committee”) consisted of Earnest W. Deavenport, Jr. (Chair), Elizabeth M. Greetham and Ted G. Wood, each of whom is independent of King according to the standards of the New York Stock Exchange. The Committee operates pursuant to a written charter, which is available through King’s website, www.kingpharm.com.
      The Committee has the authority and responsibility, among other obligations, to establish and periodically review a general compensation philosophy for the executive officers; to annually review and approve the corporate goals and objectives upon which the compensation of the chief executive officer (“CEO”) is based, evaluate the CEO’s performance in light of these goals and objectives and determine the CEO’s compensation; to review and approve the recommendations of the CEO with regard to the compensation and benefits of the executive officers; in conjunction with the Nominating and Corporate Governance Committee, to annually review and make recommendations to the Board with respect to the compensation (including any equity-based compensation) of non-employee directors; to oversee the management development process, including an annual review of plans for executive officer succession; and to oversee regulatory compliance with respect to compensation matters.
      The Committee retained a nationally-known executive compensation consulting firm to assist in its work during 2004.
Compensation Philosophy
      The Committee believes that executive compensation should be sufficient to attract and retain persons of exceptional quality and to provide effective incentives to motivate and reward executives for achieving the strategic, financial and scientific goals essential to King’s long-term success and growth in shareholder value. To this end, the Committee assesses executive compensation by applying the following key principles: that executive compensation should depend upon company and individual performance; that the interests of executives should be closely aligned with those of shareholders through equity-based compensation; and that compensation should be appropriate and fair in comparison to the compensation provided to executives within the pharmaceutical industry and by other companies of King’s size and complexity.
Mr. Markison’s Appointment as President and Chief Executive Officer
      On July 15, 2004, Brian A. Markison, who was then serving as King’s Acting President and Chief Executive Officer, accepted the terms of an offer letter from King pursuant to which he became President and Chief Executive Officer of King. The offer letter, which contains provisions related to Mr. Markison’s base salary, bonuses and other matters, was developed by the Committee in consultation with its retained executive compensation consulting firm. In composing the offer to Mr. Markison, the Committee considered his experience, his expected responsibilities, King’s strategic position, compensation paid to executives at companies similar to King and other factors.

      Pursuant to the offer letter, Mr. Markison received an annual base salary of $750,000 and was eligible for a bonus if certain annual performance criteria were satisfied. Mr. Markison’s 2004 target bonus was prorated based on his commencement of employment during 2004, and was based upon a weighted-average percentage of base salary that reflects the portion of 2004 during which Mr. Markison served as King’s chief operating officer and the portion of 2004 during which he served as King’s acting chief executive officer or chief executive officer. The target bonus percentage for the period he served as chief operating officer was 60% and the target bonus percentage for the period he served as acting chief executive officer or chief executive officer was 75%, yielding a target bonus of $456,475 for 2004.
      In early 2005, the Committee reviewed Mr. Markison’s performance against his objectives for the year. The Committee determined that, while the 2004 financial performance bonus objectives for the company had not been met, Mr. Markison’s non-financial objectives had been met. He was therefore paid a threshold bonus of $227,331.
      Pursuant to the offer letter, Mr. Markison was also granted a stock option, under King’s 1997 Incentive and Nonqualified Stock Option Plan for Employees, to purchase 250,000 shares of King common stock at an exercise price of $10.67 per share. One-half of the shares subject to the stock option will become exercisable on each of the second and third anniversaries of the grant date, July 15, 2004.
      Pursuant to company policy, described below, Mr. Markison is entitled to personal use of corporate aircraft. King provides life insurance for Mr. Markison which would, in the event of his death, pay $500,000 to his designated beneficiaries. The company also provides short-term and long-term disability insurance which would, in the event of disability, pay Mr. Markison two-thirds of his base salary. Mr. Markison participates in other qualified benefit plans, such as medical insurance plans, in the same manner as all other employees.
2004 Executive Compensation
      In 2004, executive compensation consisted of four main components: (1) base salary, (2) the potential for cash bonuses, (3) options to purchase King’s common stock and (4) other compensation.
   Base Salary
      In reviewing the base salaries of executive officers other than the CEO we considered individual experience, responsibilities, tenure and other factors. Base salaries are generally in the range of median base salaries paid to executives at companies similar to King. Base salary changes reflect competitive trends, King’s overall strategic and financial performance and the individual performance of the executive.
   Bonuses
      For 2004, the Committee reviewed corporate performance objectives and individual objectives for each executive, the accomplishment of which determined potential bonuses. These objectives focused upon aspects of King’s financial results for 2004 and upon various specific strategic goals. Relative weights were assigned to these objectives based on an assessment of their importance to King during 2004. In early 2005, the Committee reviewed the performance of each executive against the previously established objectives and bonuses were awarded based upon this evaluation.
   Stock Options
      During 2004, the Committee granted stock options to each of the executive officers, as part of a grant of stock options to employees generally, under the 1997 Incentive and Non-Qualified Stock Option Plan, in order to provide them with competitive total compensation and to align executive officers’ interests with those of our shareholders. The Committee determines option awards for executive officers.
   Other Compensation
      In January 2004, the Committee adopted a policy regarding the personal use of corporate aircraft by certain of King’s executive officers. Personal use of corporate aircraft must not conflict with the needs of the company. Personal flights are treated as income to the executive pursuant to the Standard Industry Fare Level standards established by the U.S. Department of Transportation.
      The company matches up to 4% of any employee’s contributions to the King Pharmaceuticals, Inc. 401(k) Retirement Savings Plan. Contributions by executives are matched in this way, subject to the limitations of the Plan and applicable law.
      King provides life insurance for executive officers which would, in the event of death, pay $500,000 to designated beneficiaries. The company also provides short-term and long-term disability insurance which would, in the event of disability, pay the executive officer two-thirds of his base salary. Executive officers participate in other qualified benefit plans, such as medical insurance plans, in the same manner as all other employees.

Compensation Committee For 2004

Earnest W. Deavenport, Jr. (Chair)
Elizabeth M. Greetham
Ted G. Wood

Performance Graph
      The graph below compares the performance of King’s common stock with the S&P 500 Index and a peer group index since December 31, 1999. It shows an investment of $100 on December 31, 1999. The peer group index includes United States pharmaceutical companies which trade on the NYSE.

	12/1999	12/2000	12/2001	12/2002	12/2003	12/2004

King Pharmaceuticals, Inc.	100.0	138.3	150.3	61.3	54.4	44.2
S&P 500 Stocks	100.0	91.2	80.4	62.6	80.6	89.5
NYSE Stocks (SIC 2830-2839 US Companies) Drugs	100.0	138.0	119.6	93.4	106.9	100.4
Section 16(a) Beneficial Ownership Reporting Compliance
      Our executive officers and directors are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934. Section 16(a) requires these persons to file with the SEC reports of their holdings and transactions in King Pharmaceuticals, Inc. common stock and options. Based on our records and representations from these persons, we believe that SEC beneficial ownership reporting requirements for 2004 were met, except for Messrs. Macione, Lattanzi and Bellamy who each had one inadvertent late Form 4 filing related to a grant of options and Mr. Wood and Ms. Greetham who each had one inadvertent late Form 4 filing related to their initial grant of options at the time they became members of the Board of Directors.

Certain Relationships and Related Transactions
      King periodically makes contributions to charitable and not-for-profit organizations in communities where its facilities are located. In April 2004, we made a three-year pledge totaling $900,000 to Sullins Academy, a private school offering education in grades K-8. We recorded the pledge during the second quarter of 2004. During the fourth quarter of 2003 and the first quarter of 2004, we made a contribution to Sullins Academy of $50,000. At certain times during this period, children of some our employees, including our former Chief Executive Officer and the former President, attended Sullins Academy, and the former President and the spouse of the former Chief Executive Officer served as volunteer members of the Sullins Academy board of directors.
Other Matters
      The Board knows of no matters which will be presented at the annual meeting other than those discussed in this proxy statement. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of management.
      Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the annual meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2004. Requests should be directed to our Corporate Affairs Department, King Pharmaceuticals, Inc., 501 Fifth Street, Bristol Tennessee 37620 (which is the address of King’s principal executive offices), (423) 989-8711.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Lattanzi
Secretary
Bristol, Tennessee
April 28, 2005

APPENDIX A
King Pharmaceuticals, Inc.
Audit Committee Charter
As adopted by
the Board of Directors
on March 11, 2004
Mission Statement
      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of King Pharmaceuticals, Inc. (together with its subsidiaries, the “Company”) is to assist the Board in fulfilling its responsibility to oversee (i) management’s conduct of the Company’s financial reporting process (including the development and maintenance of systems of internal accounting and financial controls), (ii) the integrity of the Company’s financial statements, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the qualifications and independence of the Company’s outside auditors, (v) the performance of the Company’s internal audit function and (vi) each audit of the Company’s financial statements performed by the Company’s outside auditors.
Membership
      The Committee shall consist of no fewer than three members of the Board. All members of the Committee shall be independent directors, as independence is defined in accordance with the rules, regulations and standards of the New York Stock Exchange, Inc. (“NYSE”). Each member of the Committee shall be financially literate, and at least one member of the Committee shall be an “audit committee financial expert,” as such term is defined by the Securities Exchange Act of 1934 and the rules and regulations related thereto. Such literacy and expertise shall be determined by the Board in its business judgment.
      The Board, by resolution of a majority of the directors, shall appoint the members of the Committee. Each member shall be appointed annually at the Board meeting immediately following the annual shareholder meeting. Members shall serve on the Committee for such period as the Board may determine and no member of the Committee may be removed other than by the affirmative vote of a majority of the directors. The members of the Committee shall serve until their resignation, retirement or removal by the Board or until their terms expire (but then only at such time as qualified successors shall have been appointed). Nominees for Committee membership shall be recommended to the Board by the Nominating and Corporate Governance Committee.
Committee Authority and Responsibilities
      The Company’s management is responsible for preparing the Company’s financial statements and, in conjunction with the Corporate Compliance Officer, for developing and maintaining systems of internal accounting and financial controls. The outside auditors are responsible for auditing the Company’s financial statements, and for issuing an opinion related thereto, in accordance with applicable professional standards.
      The Committee’s principal function is oversight, and the efforts of its members do not constitute (i) expert or special assurance with regard to the Company’s financial statements or internal controls or (ii) professional certification as to the work of the outside auditors.
      The Committee shall undertake the following activities in carrying out its oversight responsibilities:

Oversight of Company’s Relationship with Outside Auditors

•	The Committee shall be solely responsible for the retention, compensation, termination and oversight of the work of the Company’s outside auditors for the purpose of preparing or issuing an audit report or related work. The Company’s outside auditors shall report directly to the Committee.

•	The Committee shall, at least annually, pre-approve auditing services (including comfort letters and statutory audits) and non-auditing services rendered to the Company by its outside auditors. Pre-approval of non-auditing services may be accomplished by the Committee’s adoption of one or more policies which identify with specificity the services which may be provided by the outside auditors. The Committee shall evaluate and approve any such policy at least annually.

•	The Committee shall establish and maintain hiring policies with respect to employees or former employees of the outside auditors. These policies shall provide, at a minimum, that employees or former employees of the outside auditors shall not become employees of the Company for at least one year following the end of their employment by the outside auditors.

•	The Committee shall make determinations regarding the payment of the Company’s outside auditors and any other advisors retained by the Committee.

Reviews of and Reports from Outside Auditors

•	The Committee shall receive from the outside auditors, at least annually, a written report describing, to the extent permitted under applicable auditing standards: (a) the outside auditors’ internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the outside auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditors, and any steps taken to deal with any such issues; and (c) (to assess the outside auditors’ independence) all relationships between the outside auditors and the Company, including the matters covered by Independence Standards Board Standard Number 1.

•	The Committee shall take appropriate action in response to the outside auditors’ report to satisfy itself of the auditors’ independence.

•	The Committee shall receive from the Company’s outside auditors timely reports concerning:

•	all critical accounting policies and practices;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the management of the Company, the ramifications of the use of such alternative treatments and the treatment preferred by the outside auditors; and

•	other material written communications between the outside auditors and the management of the Company (such as any management letter or schedule of unadjusted differences).

•	After reviewing the outside auditor’s reports and work throughout the year, the Committee shall evaluate the outside auditors’ qualifications, performance and independence. This evaluation should include the review and evaluation of the lead partner of the outside auditors. In making its evaluation, the Committee should take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function). The Committee should further consider whether, in order to assure the continuing independence of the outside auditors, there should be regular rotation of the lead audit partner, or of the outside audit firm.

•	The Committee shall periodically, and not less than once per year, review with the outside auditors any audit problems or difficulties and management’s response. The Committee shall be responsible for the resolution of disagreements between the Company’s management and the outside auditors regarding financial reporting.

•	The Committee shall review and discuss with the outside auditors any relationships or services that may impact the objectivity and independence of the outside auditors.

Required Annual Audit Committee Review and Reports

•	The Committee shall review and reassess the adequacy of this Charter on an annual basis and shall make recommendations to the Board, as conditions dictate, to update this Charter.

•	The Committee shall annually review the performance of the Committee and report to the Board the results of this review. This review shall be conducted in such manner as the Committee deems appropriate.

•	The Committee shall prepare the report of the audit committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

Required Periodic Company and Board Reviews and Reports

•	The Committee shall meet regularly (and, in any event, no less than quarterly) with (a) the management of the Company, (b) the Chief Financial Officer, without other management present, (c) the Chief Compliance Officer, without other management present, and (d) the outside auditors, without management present.

•	The Committee shall timely review all materials received from the outside auditors and provide a summary report of such materials to the Board and executives and management of the Company, if such summary is deemed necessary or advisable by the Committee.

•	The Committee shall regularly, and not less than once per year, discuss with management, the Corporate Compliance Officer and the outside auditors the quality and adequacy of the Company’s internal controls and disclosure controls, and shall recommend to the Board any changes that are deemed necessary or advisable.

•	The Committee shall regularly, and not less than once per year, receive reports on legal compliance and litigation matters from the Corporate Compliance Officer and the General Counsel, each without other management present.

•	The Committee shall regularly, and not less than once per year, discuss with management and the outside auditors the Company’s policies with respect the Company’s major financial reporting risk exposures and the steps management has taken to monitor and control these exposures.

•	The Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and/or auditing matters and shall establish and maintain procedures for confidential, anonymous submissions by Company employees regarding questionable accounting or auditing matters.

Review of Financial Statements and Press Releases

•	The Committee shall review and discuss with management and the outside auditors (a) the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), (b) the quarterly financial statements to be included in the Company’s Quarterly Report on Form 10-Q and (c) the Company’s disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of Forms 10-K and 10-Q.

•	In connection with the annual audit and the review by the outside auditors of the financial information included in the Company’s Quarterly Reports on Form 10-Q, the Committee shall, prior to the release of earnings or the filing of the Form 10-K or Form 10-Q, as applicable, discuss with the outside auditors the matters required to be discussed by SAS No. 61, as amended or supplemented.

•	Based on these reviews and discussions, the Committee shall determine whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	The Committee shall discuss earnings press releases, as well as financial information and earnings guidance provided to analysts or rating agencies and, to the extent reasonably practicable, review all such information prior to the distribution or release thereof.

Corporate Compliance Officer

•	The Corporate Compliance Officer shall have direct access to the Committee, and may be terminated by the Chief Executive Officer only with the consent of a majority of all Committee members.

•	The Committee shall review and approve a written charter for the Compliance Office. The Committee shall periodically, and not less than once per year, receive from the Corporate Compliance Officer, review and approve a plan of work for the Compliance Office.

•	The Corporate Compliance Officer shall report regularly to the Committee regarding the activities of the Compliance Office and shall affirmatively report to the Committee (i) any allegations regarding accounting, internal auditing controls or auditing matters, or (ii) any serious and substantial compliance issue.

General

•	The Committee shall take the necessary steps, on an as-needed basis, to comply with all applicable laws, rules and regulations promulgated by the Securities and Exchange Commission, NYSE and any other governmental entity or governing regulatory authority regarding the matters set forth in this Charter.

•	The Committee shall perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to any of the matters set forth in this Charter.
Committee Structure and Operations
      The Board, by resolution of a majority of the non-employee directors, shall designate one member of the Committee to act as the chairperson of the Committee. The Committee member so designated shall chair all meetings of the Committee and perform such other activities as from time to time are requested by the Board or as circumstances dictate. The Committee shall meet in person or telephonically at least four times a year at such times and places as are determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee, its chairperson or the Board. The Committee may fix its own rules of procedure, which shall be consistent with the bylaws of the Company and this Charter. A majority of the Committee shall constitute a quorum. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company. The meeting minutes will be reviewed and approved by the Committee and presented to the Board at its next regular meeting.
      The Committee shall establish subcommittees as it shall determine necessary. Subcommittees shall be composed only of members of the Committee and shall regularly report to the Committee concerning their activities. No subcommittee shall exercise any authority of the Committee if such authority is required, by this Charter, by law or otherwise, to be exercised by a greater number of Committee members than serve on the subcommittee.
      The Committee may invite such members of management of the Company to its meetings as it may deem desirable or appropriate.
Compensation
      No member of the Committee may receive, directly or indirectly, any compensation from the Company other than (i) fees paid to directors for service on the Board, (ii) fees paid to directors for service on a committee of the Board (including the Committee) and (iii) other deferred compensation for prior service that is not contingent on future service on the Board.
Retention of Consultants and Advisors
      The Committee shall have sole authority to retain and terminate any audit or accounting consultant to be used to assist in the performance of its duties and shall have sole authority to approve the consultant’s fees and other retention terms. The Committee may also conduct or authorize investigations into or studies of matters within the scope of the Committee’s duties and responsibilities. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors. Fees and expenses incurred in connection with the Committee’s performance of its duties and obligations shall be paid by the Company. The Committee chairperson shall notify the Chief Financial Officer of the Company of any anticipated expenses as soon as reasonably practicable.

Appendix B
KING PHARMACEUTICALS, INC
INCENTIVE PLAN
ARTICLE 1.
Purpose
      The purposes of the “King Pharmaceuticals, Inc. Incentive Plan” (the “Plan”) are:

•	to foster and promote the long-term financial success of King Pharmaceuticals, Inc. (the “Company”) and materially increase shareholder value by (a) motivating superior employee performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company, and (c) enabling the Company to attract and retain the services of employees upon whose judgment, interest, and effort the successful conduct of its operations is largely dependent; and

•	(a) to encourage stock ownership by Non-Employee Directors of the Company, (b) to provide such directors with an additional incentive to oversee the Company effectively and to contribute to its success and, (c) to provide a form of compensation which will attract and retain highly qualified individuals as members of the Board of Directors of the Company.
      The Company has previously adopted the 1997 Incentive and Nonqualified Stock Option Plan for Employees of King Pharmaceuticals, Inc. (the “Stock Option Plan”) and the 1998 Non-Employee Director Stock Option Plan (the “Non-Employee Director Plan”), which were intended to provide similar equity-based compensation incentives through the grant of stock options. Effective upon the adoption of the Plan by shareholders of the Company, the Stock Option Plan and the Non-Employee Director Plan will be terminated. All outstanding award grants under either the Stock Option Plan or the Non-Employee Director Plan shall continue in full force and effect, subject to their original terms, after the Stock Option Plan and the Non-Employee Director Plan are terminated.
ARTICLE 2.
Definitions
      2.1     Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:
      Adjustment Event. “Adjustment Event” means any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, dissolution, liquidation, exchange of shares, warrants or rights offering to purchase Common stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock of the Company.
      Alternative Awards. “Alternative Awards” shall have the meaning set forth in Section 11.3.
      Annual Incentive Awards. “Annual Incentive Awards” means an Award made pursuant to Article 9 of the Plan with a Performance Cycle of one year or less.
      Approved Retirement. “Approved Retirement” means any voluntary termination of employment by the Participant after having reached the age of fifty-five (55) years and after having completed at least fifteen (15) years of continuous employment with the Company. Notwithstanding the foregoing, with respect only to Participants who reside in the United States, the term “Approved Retirement” shall not apply to any Participant whose employment with the Company or a Subsidiary has been terminated for Cause.

      Award. An “Award” means the award of an Annual Incentive Award, a Long-Term Performance Unit Award, an Option, a SAR, a Restricted Unit, Restricted Stock or Performance Share, including any associated Dividend Equivalents, under the Plan, and shall also include an award of Restricted Stock or Restricted Units (including any associated Dividend Equivalents) made in conjunction with other incentive programs established by the Company or its Subsidiaries and so designated by the Committee.
      Award Agreement. “Award Agreement” means either (i) the written agreement between the Company and the Participant which contains the specific terms and conditions of the Award, subject to the general terms and conditions of the Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
      Beneficial Owner. “Beneficial Owner” means any “person,” as such term is used in Section 13(d) of the Exchange Act, who, directly or indirectly, has or shares the right to vote, dispose of, or otherwise has “beneficial ownership” of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing).
      Board. “Board” means the Board of Directors of the Company.
      Cause. “Cause” means, with respect to a Participant, any of the following (as determined by the Committee in its sole discretion or as delegated to management): (i) dishonesty, fraud or misrepresentation; (ii) inability to obtain or retain appropriate licenses; (iii) violation of any rule or regulation of any regulatory agency or self-regulatory agency; (iv) violation of any policy or rule of the Company or any Subsidiary; (v) commission of a crime; (vi) breach by a Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary, or (vii) any act or omission detrimental to the conduct of the business of the Company or any Subsidiary in any way.
      Change of Control. A “Change of Control” shall be deemed to have occurred if there has been:

(1) the acquisition by any individual, or persons acting as a group (“Person”) of capital stock of the Company which, when added to any existing ownership held by the Person as of the date of this Agreement, constitutes more than fifty percent (50%) of either (A) the total fair market value of the then outstanding shares of stock of the Company, or (B) the total voting power of the stock of the Company; provided, however, that any acquisition by a Person who owns more than fifty percent (50%) of the total fair market value or of the total voting power of the stock of the Company as of the date of this Agreement, then any acquisition of additional capital stock of the Company by such Person shall not constitute a Change in Control or an effective Change in Control within the meaning of paragraph (2), below. For purposes of this paragraph, an increase in the percentage of capital stock of the Company owned by a Person as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of such stock by such Person. The provisions of this paragraph will be construed and administered in accordance with the requirements for compliance with the provisions of Internal Revenue Service Notice 2005-1, Q&A 11 and 12, any Treasury Department guidance which supplements such Notice, or any such guidance which supercedes such Notice; or

(2) a change in effective control, which shall mean either (A) the acquisition, within a twelve (12) month period ending on the date of the most recent acquisition, of not less than thirty five percent (35%) of the total voting power of the stock of the Company, or (B) a majority of the members of the Board of Directors of the relevant corporation is replaced in any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the Directors of the relevant corporation prior to the date of the appointment or election. For purposes of the prior sentence, the relevant corporation shall mean either (i) the Company, (ii) a corporation (or all corporations, if more than one is liable) which is liable for the payment of the compensation at issue under this Agreement, or (iii) a corporation which is a majority shareholder of the Company or in a corporation described in (ii) or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain and ending in a corporation described in (i) or (ii); provided further, however, that the relevant corporation is only the corporation for which no other corporation is a majority shareholder. If any person, or persons acting as a group (“Person”), is considered effectively to control the relevant corporation as of the date of this Agreement, the acquisition of additional control by that Person will not be considered to cause a Change in Control. The provisions of this paragraph will be construed and administered in accordance with the requirements for compliance with the provisions of Internal Revenue Service Notice 2005-1, Q&A 13, any Treasury Department guidance which supplements such Notice, or any such guidance which supercedes such Notice; or

(3) a change in the ownership of a substantial portion of the Company’s assets, which will be deemed to have occurred on the date that any Person acquires, or has acquired within the prior twelve (12) month period ending on the date of the most recent acquisition by such Person, assets of the Company which have a total gross fair market value of not less than forty percent (40%) of the total gross fair market value of all the assets of the Company immediately prior to such acquisition(s). For purposes of the prior sentence, total gross fair market value means the value of the assets of the Company or of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this paragraph, when there is a transfer to an entity which is controlled by the shareholders of the Company immediately after the transfer, no Change in Control will be deemed to have occurred. Neither will a Change in Control be deemed to have occurred under this paragraph if the assets are transferred to (A) a shareholder of the Company in exchange for or with respect to Company stock, (B) an entity 50% or more of the total value or voting power of which is owned directly or indirectly by the Company, (C) a Person which owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in (C) preceding. For purposes of the prior sentence, except as otherwise noted a Person’s status is determined immediately after the transfer of assets. The provisions of this paragraph will be construed and administered in accordance with the requirements for compliance with the provisions of Internal Revenue Service Notice 2005-1, Q&A 14, any Treasury Department guidance which supplements such Notice, or any such guidance which supercedes such Notice.

      Change of Control Price. “Change of Control Price” means the highest price per share of Common Stock paid in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the 30 trading days immediately preceding the date on which a Change of Control occurs.
      Code. “Code” means the Internal Revenue Code of 1986, as amended, including, for these purposes, any binding regulations promulgated by the Internal Revenue Service with respect to the provisions of the Code (“Treasury Regulations”), and any successor thereto.
      Committee. “Committee” means the Compensation and Human Resources Committee of the Board or such other committee of the Board as the Board shall designate from time to time, which committee shall consist of three or more members, each of whom shall be a “Non Employee Director” within the meaning of Rule 16b-3, as promulgated under the Exchange Act, an “outside director” within the meaning of section 162(m) of the Code, and an “independent director” under Section 303A of the New York Stock Exchange’s Listed Company Manual, or any successors thereto.
      Common Stock. “Common Stock” means the common stock of the Company, no par value per share.

      Company. “Company” means King Pharmaceuticals, Inc., a Tennessee corporation, and any successor thereto.
      Corporate Event. “Corporate Event” means a merger, consolidation, recapitalization or reorganization, share exchange, division, sale, plan of complete liquidation or dissolution, or other disposition of all or substantially all of the assets of the Company, which has been approved by the shareholders of the Company.
      Covered Employees. “Covered Employees” are any Executive Officers or other Employee who is or may become a “Covered Employee” within the meaning of Code section 162(m) and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.
      Disability. “Disability” means with respect to any Participant, (a) in the case of an Award which is not subject to Section 409A of the Code, a long-term disability (but not optional long-term disability coverage) as defined under the welfare benefit plan maintained by either the Company or a Subsidiary and in which the Participant participates and from which the Participant is receiving a long-term disability benefit. In jurisdictions outside of the United States where long-term disability is covered by a mandatory or universal program sponsored by the government or an industrial association, a Participant receiving long-term disability benefits from such a program is considered to meet the disability definition of the Plan; or (b) in the case of an Award which is subject to Section 409A of the Code, a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least twelve months and which either (i) renders the individual incapable of engaging in any substantial gainful employment, or (ii) entitles the individual to income replacement benefits for a period of at least three months under an accident and health plan of the Company covering its employees.
      Dividends. “Dividends” means the regular cash dividends, if any, paid by the Company upon one share of Common Stock from time to time.
      Dividend Equivalents. “Dividend Equivalents” means an amount equal to the regular cash dividends or any other form of dividend issued by the Company, if any, paid by the Company upon one share of Common Stock in connection with the grant of Restricted Units, Performance Shares, Options, and/or SARs awarded to a Participant in accordance with Article 8 of the Plan.
      Effective Date. “Effective Date” generally means the first date upon which the Plan shall become effective, which will be the date the Plan has been both (a) approved by the Board and (b) approved by a majority of the votes cast at a duly held shareholders’ meeting at which the requisite quorum, as set forth in the Company’s Amended and Restated Charter, of outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan. However, for purposes of any Option grant that is an ISO, the term “Effective Date” shall mean solely the adoption of the Plan by the Board.
      Employee. “Employee” means any person designated as an employee of the Company and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company and/or Subsidiary as an independent contractor, a consultant, or an employee of an employment, consulting, or temporary agency or any other entity other than the Company and/or Subsidiary without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company and/or Subsidiary during such period.
      Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      Executive Officer. “Executive Officer” means each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

      Fair Market Value. Except as otherwise provided in any Award Agreement, “Fair Market Value” means, on any date, the price of the last trade, regular way, in the Common Stock on such date on the New York Stock Exchange or, if at the relevant time, the Common Stock is not listed to trade on the New York Stock Exchange, on such other recognized quotation system on which the trading prices of the Common Stock are then quoted (the “Applicable Exchange”). In the event that (i) there are no Common Stock transactions on the Applicable Exchange on any relevant date, Fair Market Value for such date shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported and (ii) the Applicable Exchange adopts a trading policy permitting trades after 4 P.M. Eastern Standard Time (“EST”), Fair Market Value shall mean the last trade, regular way, reported on or before 4 P.M. EST (or such earlier or later time as the Committee may establish from time to time).
      Family Member. “Family Member” means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships) of such Participant, (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity owned solely by one or more such persons and/or the Participant.
      Full-Value Award. “Full-Value Award” means Restricted Stock, Restricted Unit, Performance Share or other stock-based Award that the Committee determines more closely resembles Restricted Stock, Restricted Unit or Performance Share, other than an Option or SAR.
      Grandfathered Awards. “Grandfathered Awards” shall have the meaning set forth in Section 5.5 herein.
      Incumbent Directors. “Incumbent Directors” means, with respect to any period of time specified under the Plan for purposes of determining a Change of Control, the persons who were members of the Board at the beginning of such period.
      ISO. “ISO” means an Option that is an “incentive stock option” within the meaning of Code section 422.
      Long-Term Performance Unit Award. A “Long-Term Performance Unit Award” means an Award made pursuant to Article 9 of the Plan, which are units valued by reference to property other than Common Stock (including cash), the number or value of such units which may be adjusted over a Performance Cycle based on the satisfaction of Performance Goals.
      Non-Employee Director. “Non-Employee Director” means a member of the Board of Directors who is considered a non-employee director within the meaning of the Exchange Act Rule 16b-3(b)(3) or its successor provision.
      Non-Employee Director Plan. “Non-Employee Director Plan” means the 1998 Non-Employee Director Stock Option Plan.
      Nonstatutory Stock Option. “Nonstatutory Stock Option” means an Option that is not an ISO.
      Option (including ISOs and Nonstatutory Stock Options). “Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an ISO or (ii) a Nonstatutory Stock Option.
      Participant. “Participant” shall have the meaning set forth in Article 3 of the Plan.
      Performance Cycle. “Performance Cycle” means the period, not to exceed five (5) years or other period selected by the Committee, during which the performance of the Company or any Subsidiary or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.
      Performance Goals. “Performance Goals” means the objectives for the Company, any Subsidiary or business unit thereof, or a Participant that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently granted under the Plan. The Performance

Goals for Awards that are intended to constitute “performance-based” compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following criteria: earnings per share, total shareholder return, operating income, net income, cash flow, gross profit, gross profit return on investment, return on equity, return on capital, sales, revenue, gross margin and gross margin return on investment.
      Performance Shares. “Performance Shares” means an Award made pursuant to Article 9 of the Plan, which are units denominated in Common Stock, the number of such units which may be adjusted over a Performance Cycle based upon the satisfaction of Performance Goals.
      Person. “Person” means any person (within the meaning of Section 3(a)(9) of the Exchange Act), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act)), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary.
      Plan Year. “Plan Year” means a period of twelve months commencing on January 1st and ending on the next December 31st.
      Restricted Period. “Restricted Period” means the period of time during which Restricted Units or shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) pursuant to Article 8 of the Plan.
      Restricted Stock. “Restricted Stock” means Common Stock awarded to a Participant pursuant to the Plan that is subject to forfeiture and restrictions on transferability in accordance with Article 8 of the Plan.
      Restricted Unit. “Restricted Unit” means a Participant’s right to receive, pursuant to this Plan, one share of Common Stock or its equivalent in cash at the end of a specified period of time, which right is subject to forfeiture in accordance with Article 8 of the Plan.
      SAR. “SAR” means a stock appreciation right granted under Article 7 in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in cash or Common Stock, at the discretion of the Committee (which discretion may be exercised at grant, including after exercise of the SAR), an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Fair Market Value on the date the SAR is granted.
      Separation from Service. A “Separation from Service” shall have the meaning contemplated in Section 409A(a)(2)(A)(i) of the Code.
      Stock Option Plan. “Stock Option Plan” means the 1997 Incentive and Nonqualified Stock Option Plan for Employees of King Pharmaceuticals, Inc., as amended from time to time.
      Subsidiary. “Subsidiary” means any corporation or partnership in which the Company owns, directly or indirectly, more than fifty percent (50%) of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.
      2.2     Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.
ARTICLE 3.
Eligibility and Participation
      3.1     Participants. Participants in the Plan shall be those Employees and Non-Employee Directors designated by the affirmative action of the Committee (or its delegate) to participate in the Plan.
      3.2     Types of Awards. The Committee (or its delegate) may grant any or all of the Awards specified herein to any particular Participant (subject to the applicable limitations set forth in the Plan). Any Award may be made for one (1) year or multiple years without regard to whether any other type of

Award is made for the same year or years. The term of any Award granted may not exceed ten (10) years from the date the Award is granted.
ARTICLE 4.
Powers of the Committee
      4.1     Power to Grant. The Committee shall have the authority, subject to the terms of the Plan, to determine those individuals to whom Awards shall be granted and the terms and conditions of any and all Awards as set out in the Award Agreement including, but not limited to:
      (a) the number of shares of Common Stock to be covered by each Award;
      (b) the time or times at which Awards shall be granted;
      (c) the terms and provisions of the instruments by which Options may be evidenced, including the designation of Options as ISOs or Nonstatutory Stock Options;
      (d) the determination of the period of time during which restrictions on Restricted Stock or Restricted Units shall remain in effect;
      (e) the establishment and administration of any Performance Goals applicable to Awards granted under the Plan; and
      (f) the determination of Participants’ Long Term Performance Unit Awards or Performance Share Awards, including any Performance Goals and Performance Cycles.
      4.2     Administration.
      (a) Rules, Interpretations and Determinations. The Committee shall administer the Plan. Any Award granted by the Committee under the Plan may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee shall have full authority to interpret and administer the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the respective Award Agreements and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons.
      The Committee’s determinations under the Plan (including the determination of the Participants to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the related Award Agreements) may vary, and need not be uniform, whether or not any such Participants could be deemed to be similarly situated.
      (b) Agents and Expenses. The Committee may appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.
      (c) Delegation of Authority. Notwithstanding anything else contained in the Plan to the contrary herein, the Committee may delegate, subject to such terms or conditions or guidelines as it shall determine, to any Employee of the Company or any group of Employees of the Company or its Subsidiaries any portion of its authority and powers under the Plan with respect to Participants who are not Executive Officers. Only the Committee may select, grant, administer, or exercise any other discretionary authority under the Plan in respect of Awards granted to such Participants who are Executive Officers.
      4.3     Participants Based Outside the United States. Notwithstanding anything to the contrary herein, the Committee, to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, shall have sole discretion to (a) modify the terms and conditions of Awards granted to Participants employed outside the United States, (b) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations; and (c) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder.
      4.4     Newly Eligible Participants. The Committee shall be entitled to make such rules, determinations and adjustments, as it deems appropriate with respect to any Participant who becomes eligible to receive a performance-based Award after the commencement of a Performance Cycle.
      4.5     Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions in addition to the provisions regarding exercisability of the Award (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Company and/or one or more Subsidiaries (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information) that may have effect during or following the termination of the Participant’s employment with the Company and its Subsidiaries and before or after the Award has been exercised, including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the exercise of the Award prior to any breach of any such covenant by the Participant).
      4.6     Performance Based Compensation Interpretations; Limitations on Discretion. Notwithstanding anything contained in the Plan to the contrary, to the extent the Committee has required upon grant that any Annual Incentive Award, Long-Term Performance Unit Award, Performance Share, Restricted Unit or Restricted Stock must qualify as “other performance based compensation” within the meaning of Section 162(m)(4)(c) of the Code, the Committee shall (a) specify and approve the specific terms of any Performance Goals with respect to such Awards in writing no later than ninety (90) days from the commencement of the Performance Cycle to which the Performance Goal or Goals relate, unless the Performance Cycle is less that twelve (12) months , then the Performance Goal or Goals must be set within the first twenty-five 25% of the duration of the Performance Cycle, and (b) not be entitled to exercise any subsequent discretion otherwise authorized under the Plan (such as the right to authorize payout at a level above that dictated by the achievement of the relevant Performance Goals) with respect to such Award if the ability to exercise discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as other performance based compensation.
      4.7     Indemnification. No member of the Committee shall be personally liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination related to the Plan, if, in either case, such member, director or employee made or took such action, omission, or determination in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

ARTICLE 5.
Common Stock Subject to Plan; Other Limitations
      5.1     Plan Limits.
      (a) Shares Available for Awards. Subject to the provisions of Section 5.4, the number of shares of Common Stock issuable under the Plan for Awards shall be 30,000,000.
      (b) The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock purchased by the Company for such purpose, treasury Common Stock or authorized but unissued Common Stock, not reserved for any other purpose.
      (c) Subject to the limit set forth in section 5.1(a) on the number of shares of Common Stock that may be issued in the aggregate under this Plan, the maximum number of shares that may be issued pursuant to ISOs shall be 30,000,000.
      5.2     Individual Award Limitations. Subject to the provisions of Section 5.4, during any three (3) year period, the total number of shares of Common Stock subject to Options and SARs awarded to any Participant may not exceed 9,000,000 and Full-Value Awards may not exceed 3,000,000.
      5.3     Cancelled, Terminated, or Forfeited Awards. Should an Award under this Plan (including, for these purposes, any award under the Stock Option Plan or the Non-Employee Director Plan made prior to the Effective Date) for any reason expire without having been exercised, be cancelled, repurchased by the Company, terminated or forfeited or otherwise settled without the issuance of any Common Stock (including, but not limited to, shares tendered to exercise outstanding Options, shares tendered or withheld for taxes on Awards or shares issued in connection with a Restricted Stock or Restricted Unit Award that are subsequently forfeited), any such shares of Common Stock subject to such Award shall again be available for grants of Awards under the Plan. Of those shares outstanding under the Stock Option Plan or the Non-Employee Director Plan, only 5,900,000 out of 5,900,000 outstanding shall be available for grants of Awards under the provisions of this Section 5.3.
      5.4     Adjustment in Capitalization. In the event of any Adjustment Event, (a) the aggregate number of shares of Common Stock available for Awards under Section 5.1, (b) the aggregate limitations on the number of shares that may be awarded as a particular type of Award or that may be awarded to any particular Participant in any particular period under Section 5.2 and (c) the aggregate number of shares subject to outstanding Awards and the respective exercise prices or base prices applicable to outstanding Awards shall be appropriately adjusted by the Committee, in its discretion, with respect to such Adjustment Event, and the Committee’s determination shall be conclusive. To the extent deemed equitable and appropriate by the Committee and subject to any required action by shareholders of the Company, in any Adjustment Event that is a merger, consolidation, reorganization, liquidation, dissolution or similar transaction, any Award granted under the Plan shall be deemed to pertain to the securities and other property, including cash, to which a holder of the number of shares of Common Stock covered by the Award would have been entitled to receive in connection with such Adjustment Event.
      Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received with respect to any award of Restricted Stock or Restricted Units granted under the Plan as a result of any Adjustment Event or any distribution of property shall, except as provided in Article 11 or as otherwise provided by the Committee, be subject to the same terms and conditions, including restrictions on transfer, as are applicable to such shares of Restricted Stock or Restricted Units and any stock certificate(s) representing or evidencing any shares of stock so received shall be legended in such manner as the Company deems appropriate.
      5.5     Application of Limits. The limitations set forth under Sections 5.1 and 5.2 herein apply only to Awards both granted and payable to Participants after the Effective Date under this Plan. With respect to any other compensation or performance based awards previously made to individuals prior to the Effective Date under some other compensation plan or program sponsored by the Company or its Subsidiaries, which become due or payable after the Effective Date of this Plan (the “Grandfathered Awards”), the limitations set forth under Sections 5.1 and 5.2 will not be deemed to apply to such Grandfathered Award payments.
ARTICLE 6.
Stock Options
      6.1     Grant of Options. Subject to the provisions of Section 5.1, Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) ISOs and (ii) Nonstatutory Stock Options. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, except that ISOs may only be granted to Employees who satisfy the requirements for eligibility set forth under Code section 422. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event (including, but not limited to, the completion of an individual or corporate Performance Goal) the occurrence of which is an express condition precedent to the grant of the Option. Subject to Section 5.4, the Committee shall determine the number of Options, if any, to be granted to the Participant. Each Option grant shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Options may be granted in tandem with SARs (as described in more detail in Article 7), and/or with associated Dividend Equivalents (as described in more detail in Article 8).
      6.2     Exercise Price. Nonstatutory Stock Options and ISOs granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date the Option is granted.
      6.3     Exercise of Options. Unless the Committee shall determine otherwise at the time of grant, one-third (1/3) of each Option granted pursuant to the Plan shall become exercisable on each of the first three (3) (or other vesting schedule as provided in the related agreement) anniversaries of the date such Option is granted; provided that the Committee may establish performance-based criteria for exercisability of any Option. Subject to the provisions of this Article 6, once any portion of any Option has become exercisable it shall remain exercisable for its remaining term. Once exercisable, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable. The Committee shall determine the term of each Option granted, but in no event shall any such Option be exercisable for more than 10 years after the date on which it is granted.
      6.4     Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefore. Without limiting the generality of the foregoing, payment of the exercise price may be made: (a) in cash or its equivalent or (b) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock; or (c) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price. The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.
      6.5     ISOs. Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an ISO may be granted after the tenth anniversary of the Effective Date of the Plan. Except as may otherwise be provided for under the provisions of Article 11 of the Plan, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the ISO or the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to disqualify any ISO under such Section 422.

      6.6     Termination of Employment. Unless otherwise determined by the Committee at the time of grant, the following provisions of the Plan shall apply in the event of the Participant’s termination of employment:
      (a) Due to Death. In the event a Participant’s employment terminates by reason of death, any Options granted to such Participant shall become immediately vested in full and may be exercised by the Participant’s estate or as may otherwise be provided for in accordance with the requirements of Section 12.2, at any time prior to the expiration of the term of the Options or two years following the Participant’s death, whichever period is shorter (or such other date as the Committee shall determine at the time of grant).
      (b) Due to Disability. In the event a Participant’s employment is terminated by his or her employer by reason of Disability, any Options granted to such Participant shall become immediately vested in full and may be exercised by the Participant (or, in the event of the Participant’s death after termination of employment when the Option is exercisable pursuant to its terms, by the Participant’s designated beneficiary, and if none is named, by the person determined in accordance with the requirements of Section 13.2), at any time prior to the expiration of the term of the Options or one year following the Participant’s termination of employment, whichever period is shorter (or such other period as the Committee shall determine at the time of grant).
      (c) Due to Approved Retirement. In the event a Participant’s employment terminates by reason of Approved Retirement, any Options granted to such Participant which are then outstanding shall continue to vest as set forth in the agreements relating to the Options and may be exercised by the Participant (or, in the event of the Participant’s death after termination of employment when the Option is exercisable pursuant to its terms, by the Participant’s estate or as otherwise may be provided for in accordance with Section 13.2), at any time prior to the expiration of the term of the Options (or such other period as the Committee shall determine at the time of grant).
      (d) Due to Cause. In the event a Participant’s employment is terminated by the Company or any Subsidiary for Cause, any Options granted to such Participant that are then not yet exercised shall be forfeited at the time of such termination and shall not be exercisable thereafter and the Committee may, consistent with Section 4.5 of the Plan, require that such Participant disgorge any profit, gain or other benefit received in respect of the exercise of any such Award for a period of up to twelve (12) months prior to the Participant’s termination of employment for Cause. For purposes of this Section 6.6, in the event a Participant’s employment is terminated by the Company or any Subsidiary for Cause, the provisions of this Section 6.6(d) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Section.
      (e) Due to Resignation. In the event a Participant’s employment ends as a result of such Participant’s resignation from the Company or any Subsidiary, any Options granted to such Participant that are then not yet exercised may be exercised by the Participant (or, in the event of the Participant’s death after termination of employment when the Option is exercisable pursuant to its terms, by the Participant’s estate or as may otherwise be provided for in accordance with the requirements of Section 13.2) at any time prior to the ninetieth (90th) day following the Participant’s termination of employment (or such other period as the Committee shall determine at the time of grant) and any Options that are not vested at the time of termination of employment shall be forfeited at the time of such termination and shall not vest thereafter.
      (f) Due to Any Other Reason. In the event the employment of the Participant shall terminate for any reason other than one described in Section 6.6 (a) through (e), any Options granted to such Participant which are exercisable at the date of the Participant’s termination of employment may be exercised by the Participant (or, in the event of the Participant’s death after termination of employment when the Option is exercisable pursuant to its terms, by the Participant’s estate or as may otherwise be provided for in accordance with the requirements of Section 13.2) at any time prior to the expiration of the term of the Options or the ninetieth (90th) day following the Participant’s termination of employment, whichever period is shorter, and any Options that are not vested at the time of termination of employment shall be forfeited at the time of such termination and shall not vest thereafter.
ARTICLE 7.
Stock Appreciation Rights (SARS)
      7.1     Grant of SARs. SARs may be granted to any Participants, all Participants or any class of Participants at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option, on a freestanding basis, not related to any other Award, and/or with associated Dividend Equivalents. A grant of a SAR shall be evidenced in writing, whether as part of the agreement governing the terms of the Option, if any, to which such SARs relate or pursuant to a separate written agreement with respect to freestanding SARs, in each case containing such provisions not inconsistent with the Plan as the Committee shall approve.
      7.2     Terms and Conditions of SARs. Notwithstanding the provisions of Section 7.1, unless the Committee shall otherwise determine the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any termination of service on the Participant’s rights with respect to the SAR) applicable with respect to (i) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and (ii) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Section 6 were the grant of the SARs a grant of an Option (including, but not limited to, the application of Section 6.6).
      7.3     Exercise of Tandem SARs. SARs that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Stock for which the related Award is then exercisable.
      7.4     Payment of SAR Amount. Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying:
      (a) the excess, if any, of the Fair Market Value of a share of Common Stock at the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant, by
      (b) the number of shares of Common Stock with respect to which the SARs are then being exercised;
provided, however, that at the time of grant with respect to any SAR payable in cash, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon the exercise of such SAR.
ARTICLE 8.
Restricted Stock, Restricted Units and Dividend Equivalents
      8.1     Grant of Restricted Stock and Restricted Units. The Committee, in its sole discretion, may make Awards to Participants of Restricted Stock or Restricted Units. Any Award made hereunder of Restricted Stock or Restricted Units shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan (including, but not limited to, requiring the Participant to pay the Company an amount equal to the par value per share for each share of Restricted Stock awarded) as shall be prescribed by the Committee in its sole discretion, either at the time of grant or thereafter. As determined by the Committee, with respect to an Award of Restricted Stock, the Company shall either (i) transfer or issue to each Participant to whom an award of Restricted Stock has been made the number of shares of Restricted Stock specified by the Committee or (ii) hold such shares of Restricted Stock for the benefit of the Participant for the Restricted Period. In the case of an Award of

Restricted Units, no shares of Common Stock shall be issued at the time an Award is made, and the Company shall not be required to set aside a fund for the payment of such Award. Dividends or Dividends Equivalents (if connected with the grant of Restricted Units) may be subject to the same terms and conditions as the underlying Award of Restricted Stock or Restricted Units.
      8.2     Grant, Terms and Conditions of Dividend Equivalents. The Committee, in its sole discretion, may make Awards to Participants of Dividend Equivalents in connection with the grant of Restricted Units, Options, SARs and/or Performance Shares. Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the vesting schedule applicable thereto and the impact of any termination of service on the Participant’s rights with respect to the Dividend Equivalent) shall be substantially identical (to the extent possible taking into account the differences related to the character of the Dividend Equivalent) to the terms and conditions applicable to the associated Award.
      8.3     Restrictions On Transferability. Shares of Restricted Stock and Restricted Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant during the Restricted Period, except as hereinafter provided. Notwithstanding the foregoing, the Committee may permit (on such terms and conditions as it shall establish) shares of Restricted Stock and Restricted Units to be transferred during the Restricted Periods pursuant to Section 13.1, provided that any shares of Restricted Stock or Restricted Units so transferred shall remain subject to the provisions of this Article 8.
      8.4     Rights as a Shareholder. Except for the restrictions set forth herein and unless otherwise determined by the Committee, the Participant shall have all of the rights of a shareholder with respect to such shares of Restricted Stock, including but not limited to, the right to vote and the right to receive dividends. A Participant shall not have any right, in respect of Restricted Units or Dividend Equivalents awarded pursuant to the Plan, to vote on any matter submitted to the Company’s shareholders until such time as the shares of Common Stock attributable to such Restricted Units (and, if applicable, Dividend Equivalents) have been issued.
      8.5     Restricted Period. Unless the Committee shall otherwise determine at the date an Award of Restricted Stock or Restricted Units (including any Dividend Equivalents issued in connection with such Restricted Units) is made to the Participant by the Committee, the Restricted Period shall commence upon the date of grant by the Committee and shall lapse with respect to the shares of Restricted Stock or Restricted Units on the third (3rd) anniversary of the date of grant, unless sooner terminated as otherwise provided herein.
      8.6     Legending or Equivalent. To the extent that certificates are issued to a Participant in respect of shares of Restricted Stock awarded under the Plan (or in the event that such Restricted Stock is held electronically), such shares shall be registered in the name of the Participant and shall have such legends (or account restrictions) reflecting the restrictions of such Awards in such manner as the Committee may deem appropriate.
      8.7     Termination of Employment. Unless the Committee shall otherwise determine at the date of grant:
      (a) Due to Death. In the event of a Participant’s Separation from Service by reason of death, the Restricted Period will lapse as to the entire portion of the shares of Restricted Stock and/or Restricted Units (including any associated Dividend Equivalents) transferred or issued to such Participant under the Plan.
      (b) Due to Disability. In the event of a Participant’s Separation from Service by reason of Disability, the Restricted Period will lapse as to the entire portion of the shares of Restricted Stock and/or Restricted Units (including any associated Dividend Equivalents) transferred or issued to such Participant under the Plan.
      (c) Due to Approved Retirement. In the event of a Participant’s Separation from Service by reason of Approved Retirement, the Restricted Period will lapse as to the entire portion of the shares of

Restricted Stock and/or Restricted Units transferred or issued to such Participant under the Plan (including any associated Dividend Equivalents).
      (d) Due to Cause. In the event of a Participant’s Separation from Service by the Company or any Subsidiary for Cause, any Restricted Stock or Restricted Units (including any associated Dividend Equivalents) granted to such Participant shall be forfeited at the time of such termination, and the Committee may, consistent with Section 4.5 of the Plan, require that such Participant disgorge any profit, gain or other benefit received in respect of the lapse of restrictions on any prior grant of Restricted Stock or Restricted Units (including any Dividend Equivalents) for a period of up to twelve (12) months prior to the Participant’s termination of employment for Cause. For purposes of this Section 8.7, in the event a Participant’s employment is terminated by the Company or any Subsidiary for Cause, the provisions of this Section 8.7(d) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Section.
      (e) Due to Resignation. In the event of a Participant’s Separation from Service as a result of such Participant’s resignation from the Company or any Subsidiary, any Restricted Stock granted to such Participant and all Restricted Units (including any associated Dividend Equivalents) credited to such Participant shall be forfeited upon the Participant’s termination of employment.
      (f) Due to Any Other Reason. In the event of a Participant’s Separation from Service by the Company or any Subsidiary for any other reason during the applicable vesting period, the Participant (or the Participant’s estate or beneficiaries, if the Participant subsequently dies) shall receive a payment calculated in the following manner: (i) the number of shares of Restricted Stock or Restricted Units granted will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the applicable vesting period during which the Participant was an active employee and the denominator of which is the number of months in the applicable vesting period (with a partial month worked shall be counted as a full month if the Participant is an active employee for 15 days or more in that month); and (ii) the resulting reduced number of Restricted Stock or Restricted Units shall be considered vested and payment of such pro-rated Awards is to be made to the Participant (or beneficiaries or estate, if the Participant subsequently dies) as soon as practicable after the Participant’s termination of employment.
      8.8     Issuance of New Certificate or Equivalent; Settlement of Restricted Units and Dividend Equivalents. Upon the lapse of the Restricted Period with respect to any shares of Restricted Stock, such shares shall no longer be subject to the restrictions imposed under Section 8.3 and the Company shall issue or have issued new share certificates (or remove any such restrictions that may have been established electronically) without the legend or equivalent described in Section 8.6 in exchange for those previously issued. Upon the lapse of the Restricted Period with respect to any Restricted Units, the Company shall deliver to the Participant, or the Participant’s beneficiary or estate, as provided in Section 13.2, one share of Common Stock for each Restricted Unit as to which restrictions have lapsed and any Dividend Equivalents credited with respect to such Restricted Units and any interest thereon. The Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for Restricted Units and/or Dividend Equivalents. If a cash payment is made in lieu of delivering Common Stock for Restricted Units, the amount of such cash payment for each share of Common Stock to which a Participant is entitled shall be equal to the Fair Market Value of the Common Stock on the date on which the Restricted Period lapsed with respect to the related Restricted Unit.
      8.9     Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

ARTICLE 9.
Annual Incentive Awards, Long-Term Performance Unit Awards
and Performance Share Awards
      9.1     Annual Incentive Awards.
      (a) General Description. At the direction of the Committee, Annual Incentive Awards may be made to Participants and, unless determined otherwise by the Committee at the date of grant, shall be paid in cash.
      (b) Requirements for Covered Employees. For any Covered Employees and to the extent the Committee intends to comply with the requirements for performance-based Awards described generally under Code section 162(m), the Committee must certify, prior to payment of any such amounts, that any applicable Performance Goals and/or other requirements have been satisfied and that such amounts are consistent with the limits provided under Section 5.2.
      (c) Payment of Annual Incentive Awards. Unless the Committee determines otherwise at grant, in the event of a Participant’s Separation from Service before the end of an annual Performance Cycle due to death, Disability, or Approved Retirement, such Participant, or his or her estate, shall be eligible to receive a Annual Incentive Award based on (a) in the case of death or Disability, full achievement of the Participant’s Performance Goals for such Performance Cycle, and (b) in the case of Approved Retirement, the actual achievement of the Performance Goals for such Performance Cycle, in each case prorated for the portion of the Performance Cycle completed before the Participant’s termination of employment. If a Participant terminates employment before payment of an Annual Incentive Award is authorized by the Committee for any reason other than death, Disability or Approved Retirement, the Participant shall forfeit all rights to such Annual Incentive Award unless otherwise determined by the Committee. Payment of an Annual Incentive Award shall in all events be made not later than March 15 of the year after the year in which the Award is no longer subject to a substantial risk of forfeiture.
      (d) Individual Award Limitation. In any one-year period, the Annual Incentive Award cannot be more than $3,750,000.
      9.2     Long-Term Performance Unit Awards.
      (a) General Description. At the discretion of the Committee, grants of Long-Term Performance Unit Awards may be made to Participants.
      (b) Requirements for Covered Employees. For any Covered Employees and to the extent the Committee intends to comply with the requirements for performance-based Awards described generally under Code section 162(m), the Committee must certify, prior to payment of any such amounts, that any applicable Performance Goals and/or other requirements have been satisfied, and that such amounts paid are consistent with the limits provided under Section 5.2. Payment for performance-based Awards shall in all events be made not later than March 15 of the year after the year in which the Award is no longer subject to a substantial risk of forfeiture.
      (c) Payment of Long-Term Performance Unit Awards. Long-Term Performance Unit Awards shall be payable in cash, Common Stock, or a combination of cash and Common Stock at the discretion of the Committee. Unless the Committee shall otherwise determine at the date of grant:

(i) Due to Death. In the event of a Participant’s Separation from Service by reason of death during the applicable Performance Cycle, the Participant’s estate or beneficiaries will receive a one-time payment as soon as practicable of such Long-Term Performance Unit Award, calculated as if the target value or equivalent value for each Unit had, in fact, been achieved, but in no event later than March 15 of the year following the year of death.

(ii) Due to Disability. In the event of a Participant’s Separation from Service by reason of Disability during the applicable Performance Cycle, the Participant (or the Participant’s estate or beneficiaries, if the Participant subsequently dies) will receive a one-time payment as soon as practicable of such Long-Term Performance Unit Award, but in no event later than March 15 of the year following the year of Disability, calculated as if the target value or equivalent value for each Unit had, in fact, been achieved.

(iii) Due to Approved Retirement. In the event of a Participant’s Separation from Service by reason of Approved Retirement during the applicable Performance Cycle, the Participant (or the Participant’s estate or beneficiaries, if the Participant subsequently dies) shall receive a payment calculated in the following manner: (i) the number of Long-Term Performance Units granted will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active employee and the denominator of which is the number of months in the Performance Cycle (with a partial month worked shall be counted as a full month if the Participant is an active employee for 15 days or more in that month); and (ii) the resulting reduced number of Long-Term Performance Units shall be considered vested and payment made to the Participant in a one-time payment as soon as practicable after the completion of the respective Performance Cycle and the final valuation of such Units is determined, but in no event later than March 15 of the year following the year of Approved Retirement.

(iv) Due to Cause. In the event a Participant’s employment is terminated by the Company or any Subsidiary for Cause, any outstanding Long-Term Performance Unit Awards shall be cancelled and the Committee may, consistent with Section 4.5 of the Plan, require that such Participant disgorge any profit, gain or other benefit received in respect of the payment of any prior Long-Term Performance Unit Awards received within a period of twelve (12) months prior to the Participant’s termination of employment for Cause. For purposes of this Section 9.2(c)(iv), in the event a Participant’s employment is terminated by the Company or any Subsidiary for Cause, the provisions of this Section 9.2(c)(iv) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Section.

(v) Due to Resignation. In the event a Participant’s employment ends as a result of such Participant’s resignation from the Company or any Subsidiary, any Long-Term Performance Units credited to such Participant shall be forfeited upon the Participant’s termination of employment.

(vi) Due to Any Other Reason. In the event of a Participant’s Separation from Service by the Company or any Subsidiary for any other reason during the applicable Performance Cycle, the Participant (or the Participant’s estate Participant (or the Participant’s estate or beneficiaries, if the Participant subsequently dies) shall receive a payment calculated in the following manner: (i) the number of Long-Term Performance Units granted will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active employee and the denominator of which is the number of months in the Performance Cycle (with a partial month worked shall be counted as a full month if the Participant is an active employee for 15 days or more in that month); and (ii) the resulting reduced number of Long-Term Performance Units shall be considered vested and payment made to the Participant of a one-time payment as soon as practicable of such pro-rated Long-Term Performance Unit Award, but in no event later than March 15 of the year following the year of separation, calculated as if the target value or equivalent value for each Unit had, in fact, been achieved.

      (d) Individual Long-Term Performance Unit Award Limitation. In any one-year period, the value of the Long-Term Performance Units which may be awarded to a Participant cannot exceed $5,000,000.
      9.3     Performance Shares.
      (a) General Description. At the discretion of the Committee, grants of Performance Share Awards may be made to Participants.
      (b) Requirements for Covered Employees. For any Covered Employees and to the extent the Committee intends to comply with the requirements for performance-based Awards described generally under Code section 162(m), the Committee must certify, prior to payment of any such amounts, that any applicable Performance Goals and/or other requirements have been satisfied, and that such amounts paid are consistent with the limits provided under Section 5.2.
      (c) Payment of Performance Share Awards. Performance Share Awards shall be payable in Common Stock. Unless the Committee shall otherwise determine at the date of grant:

(i) Due to Death. In the event of a Participant’s Separation from Service by reason of death during the applicable Performance Cycle, the Participant’s estate or beneficiaries will receive a one-time payment as soon as practicable of such Performance Share Award, but in no event later than March 15 of the year following the year of death, calculated as if the target number of Performance Shares had, in fact, been earned.

(ii) Due to Disability. In the event of a Participant’s Separation from Service by reason of Disability during the applicable Performance Cycle, the Participant (or the Participant’s estate or beneficiaries, if the Participant subsequently dies) will receive a one-time payment as soon as practicable of such Performance Share Award, but in no event later than March 15 of the year following the year of Disability, calculated as if the target number of Performance Shares had, in fact, been earned.

(iii) Due to Approved Retirement. In the event of a Participant’s Separation from Service by reason of Approved Retirement during the applicable Performance Cycle, the Participant (or the Participant’s estate or beneficiaries, if the Participant subsequently dies) shall receive a payment calculated in the following manner: (i) the number of Performance Shares granted will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active employee and the denominator of which is the number of months in the Performance Cycle (with a partial month worked shall be counted as a full month if the Participant is an active employee for 15 days or more in that month); and (ii) the resulting reduced number of Performance Shares shall be considered vested and payment made to the Participant in a one-time payment as soon as practicable after the completion of the respective Performance Cycle and the final number of Performance Shares has been determined, but in no event later than March 15 of the year following the year of Approved Retirement.

(iv) Due to Cause. In the event a Participant’s employment is terminated by the Company or any Subsidiary for Cause, any outstanding Performance Share Awards shall be cancelled and the Committee may, consistent with Section 4.5 of the Plan, require that such Participant disgorge any profit, gain or other benefit received in respect of the payment of any prior Performance Share Awards received within a period of twelve (12) months prior to the Participant’s termination of employment for Cause. For purposes of this Section 9.3(c)(iv), in the event a Participant’s employment is terminated by the Company or any Subsidiary for Cause, the provisions of this Section 9.3(c)(iv) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Section.

(v) Due to Resignation. In the event a Participant’s employment ends as a result of such Participant’s resignation from the Company or any Subsidiary, any Performance Share Awards credited to such Participant shall be forfeited upon the Participant’s termination of employment.

(vi) Due to Any Other Reason. In the event of a Participant’s Separation from Service by the Company or any Subsidiary for any other reason during the applicable Performance Cycle, the Participant (or the Participant’s estate or beneficiaries, if the Participant subsequently dies) shall receive a payment calculated in the following manner: (i) the number of Performance Shares granted will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active employee and the denominator of which is the number of months in the Performance Cycle (with a partial month worked shall be counted as a full month if the Participant is an active employee for 15 days or more in that month); and (ii) the resulting reduced number of Performance Shares shall be considered vested and payment made to the Participant of a one-time payment as soon as practicable of such pro-rated Performance Share Award, but in no event later than March 15 of the year following the year of separation, calculated as if the target number of Performance Shares had, in fact, been earned.

ARTICLE 10.
      10.1     Terms and Conditions of Non-Employee Directors’ Awards. Unless otherwise determined by the Committee at the time of grant and except as described Sections 10.2 and 10.3 below, the provisions of this Plan, where applicable, shall apply to Awards granted to Non-Employee Directors.
      10.2     Termination of Service for any Reason Other than Death or Permanent Disability. In the event a Non-Employee Director shall cease to serve the Company as a director for any reason other than such Non-Employee Director’s death or Permanent Disability, each Award held by such Non-Employee Director shall, to the extent rights under the Awards have become vested at the time such Non-Employee Director ceases to serve as a director, remain exercisable, in whole or in part, by the Non-Employee Director, subject to prior expiration according to its terms and other limitations imposed by the Plan, for the remaining term of the Award. If the Non-Employee Director dies after such cessation of service, the Non-Employee Director’s Awards shall be exercisable in accordance with Section 6.6(a) hereof. If the Award is subject to Section 409A of the Code, the period of exercise shall in any event be restricted to the period permitted under guidance issued by the Treasury Department.
      10.3     Termination of Service for Death or Permanent Disability. If a Non-Employee Director ceases to be a director by reason of death or Permanent Disability, each Award held by such Non-Employee Director shall immediately become exercisable and shall remain exercisable, in whole or in part, by (in the case of Permanent Disability) the Non-Employee Director or the Non-Employee Director’s guardian or attorney-in-fact or (in the case of death) the personal representative of the Non-Employee Director’s estate or by any person or persons who have acquired the Award directly from the Non-Employee Director during the shorter of the following periods: (i) the term of the Award, or (ii) a period of two (2) years from the death or Permanent Disability of such Non-Employee Director or (iii) if the Award is subject to Section 409A of the Code, the period permitted for the exercise of an award subject to Section 409A of the Code. If a Non-Employee Director dies or a Permanent Disability occurs during the extended exercise period following cessation of service specified in Subsection 10.2 above, such Award may be exercised any time within the longer of such extended period or one (1) year after death or Permanent Disability, subject to the prior expiration of the term of the Award. In the case of any Award which is subject to Section 409A of the Code, in no event will the exercise period permitted under the prior sentence exceed the period permitted in compliance with such section. For purposes of this Subsection 10.3, “Permanent Disability” shall mean (a) in the case of an Award which is not subject to Section 409A of the Code, a determination by the Social Security Administration or any similar successor agency that a Non-Employee Director is “permanently disabled,” and the date on which a Permanent Disability is deemed to have occurred shall be the date on which such determination by such agency shall have been made and (b) in the case of an Award which is subject to Section 409A of the Code, a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least twelve months and which renders the individual incapable of engaging in any substantial gainful employment.
      10.4     Limitation on Awards to Non-Employee Directors. Subject to the limit set forth in section 5.1(a) on the number of shares of Common Stock that may be issued in the aggregate under this Plan, the maximum number of shares that may be issued pursuant to Awards to Non-Employee Directors shall be 5,000,000.
ARTICLE 11.
Change of Control
      11.1     Accelerated Vesting and Payment of Awards. Subject to the provisions of Section 11.3, in the event of a Change of Control each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, and the Restricted Period shall lapse as to each share of Restricted Stock and each Restricted Unit then outstanding. In connection with such a Change of Control, the Committee may, in its discretion, provide that each Option, SAR, Restricted Stock and/or Restricted Unit shall, upon the occurrence of such Change of Control, be cancelled in exchange for a payment per share/unit (the “Settlement Payment”) in an amount based on the Change of Control Price.
      11.2     Long Term Performance Unit Awards and Performance Share Awards. Subject to the provisions of Section 11.3, in the event of a Change of Control, (a) any outstanding Long Term Performance Unit Awards or Performance Share Awards relating to Performance Cycles ending prior to the Change of Control which have been earned but not paid shall become immediately payable, (b) all then-in-progress Performance Cycles for Long Term Performance Unit Awards or Performance Share Awards that are outstanding shall end, and all Participants shall be deemed to have earned an award equal to the Participant’s target award opportunity for the Performance Cycle in question, and (c) the Company shall pay all such Long Term Performance Unit Awards and Performance Share Awards as a Settlement Payment within thirty (30) days of such Change of Control, based on the Change of Control Price.
      11.3     Alternative Awards. Notwithstanding Section 11.1 or 11.2, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option, SAR, Restricted Stock, Restricted Unit, Long-Term Performance Unit and/or Performance Share if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Option, SAR, Restricted Stock, Restricted Unit, Long-Term Performance Unit and/or Performance Share shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a Participant’s employer (or the parent or an affiliate of such employer) immediately following the Change of Control; provided that any such Alternative Award must:

(a) be based on stock that is traded on an established securities market;

(b) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, SAR, Restricted Stock, Restricted Unit, Long-Term Performance Unit and/or Performance Share, including, but not limited to, an identical or better exercise or vesting schedules;

(c) have substantially equivalent value to such Option, SAR, Restricted Stock, Restricted Unit, Long-Term Performance Unit and/or Performance Share (determined at the time of the Change in Control); and

(d) have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated for any reason other than for Cause, all of such Participant’s Options, SARs, Restricted Stock, Restricted Units, Long-Term Performance Units and/or Performance Shares shall be deemed immediately and fully exercisable and/or all restrictions shall lapse, and shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities, or in a combination thereof, in an amount equal to (i) the Fair Market Value of such stock on the date of the Participant’s termination (with respect to any Restricted Stock, and/or Restricted Units), (ii) the excess of the Fair Market Value of such stock on the date of the Participant’s termination over the corresponding exercise or base price per share, if any (with respect to any Option and/or SARs), or (iii) the Participant’s target award opportunity for the Performance Cycle in question (with respect to any Long-Term Performance Units or Performance Shares).
ARTICLE 12.
Amendment, Modification, and Termination of Plan
      12.1     General. The Board may, at any time and from time to time amend, modify, suspend, or terminate this Plan, in whole or in part, without notice to or the consent of any Participant or employee; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option (or the base price at which a SAR) may be granted, or (iii) change the individual Award limits shall be subject to the approval of the Company’s shareholders. No amendment, modification or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant, provided, however, that
      (a) any change pursuant to, and in accordance with the requirements of, Article 11;
      (b) any acceleration of payments of amounts accrued under the Plan by action of the Committee or by operation of the Plan’s terms; or
      (c) any decision by the Committee to limit participation (or other features of the Plan) prospectively under the Plan shall not be deemed to violate this provision.
Notwithstanding anything to the contrary herein, without the prior approval of the Company’s shareholders, and except as provided in Section 5.4, Options or SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the option price of a previously granted Option or SAR and no amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation or stock exchange rule.
ARTICLE 13.
Miscellaneous Provisions
      13.1     Transferability of Awards. No Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may, in the Award agreement or otherwise, permit transfers of Nonstatutory Stock Options with or without tandem SARs, freestanding SARs, Restricted Stock and Restricted Units to Family Members (including, without limitation, transfers effected by a domestic relations order).
      13.2     Treatment of Any Outstanding Rights or Features Upon Participant’s Death. Any Awards, rights or features remaining unexercised or unpaid at the Participant’s death shall be paid to, or exercised by, the Participant’s estate except where otherwise provided by law, or when done in accordance with other methods (including a beneficiary designation process) put in place by the Committee or a duly appointed designee from time to time. Except as otherwise provided herein, nothing in this Plan is intended or may be construed to give any person other than Participants any options, rights or remedies under this Plan.
      13.3     Deferral of Payment. The Committee may, in the Award agreement or otherwise, permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of shares of Common Stock that would otherwise be issued upon exercise or vesting of an Award. Notwithstanding anything else contained herein to the contrary, deferrals shall not be permitted hereunder in a way that will result in the Company or any Subsidiary being required to recognize a financial accounting charge due to such deferral that is substantially greater than the charge, if any, that was associated with the underlying Award.
      13.4     Coordination With Severance Plans. In the event an Award is made to an individual who incurs a Qualifying Separation, as that term is defined in the King Pharmaceuticals, Inc. Executive Officers Severance Pay Plan or, as applicable, the King Pharmaceuticals, Inc., Severance Pay Plan, at a time when the Award is not vested or exercisable and would not otherwise become vested and exercisable at the time of the Qualifying Separation, then such Award may vest and become exercisable as a result of a Separation from Service which qualifies as any such Qualifying Separation.
      13.5     Section 409A Compliance. To the extent an Award is subject to Section 409A of the Code, such Award shall be paid as provided in the Award Agreement on the earliest to occur of (i) death, (ii) Disability, (iii) Separation from Service with the Company and all of its Subsidiaries, (iv) a Change of Control, or (v) a fixed date as specified by the Committee in the applicable Award Agreement.

Payment of an Award subject to Section 409A of the Code shall not be accelerated, except as provided in regulations issued by the Secretary of the Treasury under Section 409A of the Code.
      In the event that an Award is granted to an individual who is a “specified employee” for purposes of Section 409A of the Code and who becomes eligible for compensation under an Award as a result of a Separation from Service, then a distribution to such individual shall in no event be made to such specified employee for six (6) months after the date of such Separation from Service.
      The Company intends that the Plan and any Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code ( and any successor provisions of the Code) and the regulations and other guidance issued thereunder (the “Requirements”), to the extent applicable, and be operated in accordance with such Requirements so that any compensation deferred under such Awards (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Section 13.4. If any provision of the Plan is found to be in violation of the Requirements, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render such provision in conformity with the Requirements, or shall be deemed excised from the Plan, and the Plan shall be construed and enforced to the maximum extent permitted by the Requirements as if such provision had been originally incorporated in the Plan as so modified or restricted, or as if such provision had not been originally incorporated in the Plan, as the case may be.
      13.6     Awards In Substitution for Awards Granted By Other Companies. Awards may be granted under the Plan from time to time in exchange for awards (including, but not limited to, options, common stock, restricted stock, performance shares or performance units) held by employees of other companies who become Employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing company with the Company, or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing company. Shares issued in connection with such substitute Awards shall not reduce the number of shares of Common Stock issuable under Section 5.1 of the Plan.
      13.7     No Guarantee of Employment or Participation. The existence of the Plan shall not be deemed to constitute a contract of employment between the Company or any Subsidiary and any Participant, nor shall it constitute a right to remain in the employ of the Company or any Subsidiary. The terms or existence of this Plan, as in effect at any time or from time to time, or any Award granted under the Plan, shall not interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. Each employee of the Company or any Subsidiary remains at will. Except to the extent expressly selected by the Committee to be a Participant, no person (whether or not an Eligible Individual or a Participant) shall at any time have a right to be selected for (or additional) participation in the Plan, despite having previously participated in an incentive or bonus plan of the Company or a Subsidiary.
      13.8     Tax Withholding. The Company or its Subsidiaries shall have the right and power to deduct from all payments or distributions hereunder, or require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy any federal, state, local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award. The Company may defer payments of cash or issuance or delivery of Common Stock until such withholding requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (a) to have shares of Common Stock otherwise issuable under the Plan withheld by the Company or (b) to deliver to the Company previously acquired shares of Common Stock (through actual tender or attestation), in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date of exercise not in excess of the amount required to satisfy the withholding tax obligations.

      13.9     No Limitation on Compensation; Scope of Liabilities. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law. The liability of the Company or its Subsidiaries under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or its Subsidiaries or the Committee not expressly set forth in the Plan.
      13.10     Requirements of Law. The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
      13.11     Term of Plan. The Plan shall be effective upon the Effective Date. The Plan shall terminate on the earlier of (a) the termination of the Plan pursuant to Article 12, (b) when no more shares are available for issuance of Awards under the Plan, or (c) ten (10) years from the Effective Date, at which time no further grants may be made under the Plan.
      13.12     Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Tennessee, without regard to principles of conflict of laws.
      13.13     Securities Law Compliance. Instruments evidencing Awards may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that the Participant represent to the Company in writing, when an Award is granted or when he receives shares with respect to such Award (or at such other time as the Committee deems appropriate) that he is accepting such Award, or receiving or acquiring such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant. Such shares shall be transferable, or may be sold or otherwise disposed of only if the proposed transfer, sale or other disposition shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer, sale or other disposition at such time will be in compliance with applicable securities laws.
      13.14     No Impact On Benefits. Except as may otherwise be specifically provided for under any employee benefit plan, policy or program provision to the contrary, Awards shall not be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.
      13.15     No Constraint on Corporate Action. Except as provided in Article 12, nothing contained in this Plan shall be construed to prevent the Company, or any of its Subsidiaries, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any Awards made under this Plan. No employee, beneficiary, or other person, shall have any claim against the Company or any Subsidiary, as a result of any such action.
      13.16     Captions. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

ANNUAL MEETING OF SHAREHOLDERS OF

KING PHARMACEUTICALS, INC.

May 31, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â     Please detach along perforated line and mail in the envelope provided.    â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of three Class I directors to serve until the 2008 annual meeting of		FOR	AGAINST	ABSTAIN
	shareholders and two Class III directors to serve until the 2007 annual meeting	2. Approval of the King Pharmaceuticals, Inc.	☐	☐	☐
	of shareholders, or until their successors have been duly elected and qualified.	Incentive Plan.

NOMINEES:
☐	FOR ALL NOMINEES	¡ R. Charles Moyer ¡ Gregory D. Jordan	The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of King Pharmaceuticals, Inc. and the related Proxy Statement.
☐	WITHHOLD AUTHORITY	¡ D. Greg Rooker
	FOR ALL NOMINEES	¡ Brian A. Markison
¡ Ted G. Wood
☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	Please check the box if you plan to attend the Annual Meeting of Shareholders.	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

KING PHARMACEUTICALS, INC.

501 Fifth Street
Bristol, Tennessee 37620
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The undersigned appoints each of James W. Elrod and William L. Phillips III, or either of them, with full power of substitution and revocation as Proxy, to vote all shares of stock standing in my name on the books of King Pharmaceuticals, Inc. (the “Company”) at the close of business on March 28, 2005, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Embassy Suites, Hotel and Conference Center, Raleigh Durham/Research Triangle Park East, 201 Harrison Oaks Boulevard, Cary, North Carolina 27513, on Tuesday, May 31, 2005, at 2:00 p.m., Eastern Daylight Time, and at any and all adjournments, upon the matters set forth in the Notice of the meeting. The Proxy is further authorized to vote according to the recommendation of management as to any other matters which may come before the meeting. At the time of preparation of the Proxy Statement, the Board of Directors knows of no business to come before the meeting other than that referred to in the Proxy Statement.

     THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ON THIS PROXY.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

KING PHARMACEUTICALS, INC.

May 31, 2005

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE — Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone
and follow the instructions. Have your proxy card
available when you call.
                              -OR-
 INTERNET — Access “www.voteproxy.com” and
follow the on-screen instructions. Have your proxy
card available when you access the web page.
COMPANY NUMBER ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

â    Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.    â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of three Class I directors to serve until the 2008 annual meeting of		FOR	AGAINST	ABSTAIN
	shareholders and two Class III directors to serve until the 2007 annual meeting	2. Approval of the King Pharmaceuticals, Inc.	☐	☐	☐
	of shareholders, or until their successors have been duly elected and qualified.	Incentive Plan.

NOMINEES:
☐	FOR ALL NOMINEES	¡ R. Charles Moyer ¡ Gregory D. Jordan	The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of King Pharmaceuticals, Inc. and the related Proxy Statement.
☐	WITHHOLD AUTHORITY	¡ D. Greg Rooker
	FOR ALL NOMINEES	¡ Brian A. Markison
¡ Ted G. Wood
☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	Please check the box if you plan to attend the Annual Meeting of Shareholders.	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.